                                                                           10-AA

                               U.S. $100,000,000

                         SUBORDINATED CREDIT AGREEMENT

                         Dated as of February 28, 2001

                                by and between

                          National Steel Corporation
                                  as Borrower

                                      and

                                    NUF LLC
                                   as Lender

                               TABLE OF CONTENTS
                               -----------------

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                                                                                       Page
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
                                             Article I

                          DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section    1.1  Defined Terms.......................................................      2
Section    1.2  Accounting Terms and Principles.....................................     22
Section    1.3  Certain Terms and References........................................     22
Section    1.4  Time Periods........................................................     23
Section    1.5  Quantities..........................................................     23
Section    1.6  Pronouns............................................................     24
Section    1.7  Construction........................................................     24

                                             Article II

                                           THE FACILITIES


Section    2.1  The Commitments.....................................................     24
Section    2.2  Borrowing Procedures................................................     24
Section    2.3  Reduction and Termination of the Commitments........................     25
Section    2.4  Repayment of Loans..................................................     25
Section    2.5  Evidence of Debt....................................................     25
Section    2.6  Optional Prepayments................................................     26
Section    2.7  Mandatory Prepayments...............................................     26
Section    2.8  Interest............................................................     27
Section    2.9  Conversion and Continuation Options ................................     28
Section   2.10  Fees................................................................     28
Section   2.11  Payments and Computations; Protective Advances......................     29
Section   2.12  Special Provisions Governing Eurodollar Rate Loans..................     29
Section   2.13  Capital Adequacy....................................................     31
Section   2.14  Taxes...............................................................     31
Section   2.15  Collateral Audits...................................................     32

                                  Article III

                   CONDITIONS PRECEDENT TO THE EFFECTIVENESS
                        OF THIS AGREEMENT AND TO LOANS

Section 3.1    Conditions Precedent to the Effectiveness
               of this Agreement.....................................    32
Section 3.2    Conditions Precedent to Each Loan.....................    35

                                  Article IV

                        REPRESENTATIONS AND WARRANTIES

Section 4.1    Corporate Existence; Compliance with Law..............    36
Section 4.2    Corporate Power, Authorization;
               Enforceable Obligations...............................    37
Section 4.3    Financial Statements..................................    38
Section 4.4    Legal Proceedings.....................................    38
Section 4.5    Taxes.................................................    38
Section 4.6    Full Disclosure.......................................    39
Section 4.7    Margin Regulations....................................    39
Section 4.8    Ownership of the Material Subsidiaries................    40
Section 4.9    ERISA.................................................    40
Section 4.10   Liens and Encumbrances................................    41
Section 4.11   Related Documents.....................................    41
Section 4.12   No Burdensome Restrictions; No Defaults...............    41
Section 4.13   No Other Ventures.....................................    42
Section 4.14   Investment Company Act................................    42
Section 4.15   Public Utility Holding Company Act....................    42
Section 4.16   Insurance.............................................    42
Section 4.17   Labor Matters.........................................    43
Section 4.18   Use of Proceeds.......................................    43
Section 4.19   Environmental Matters.................................    43
Section 4.20   Ownership of Properties...............................    44
Section 4.21   Existing Indebtedness.................................    45
Section 4.22   Solvency..............................................    45


                                   Article V

                              REPORTING COVENANTS

Section 5.1    Financial Statements....................................   46
Section 5.2    Default Notices.........................................   47
Section 5.3    [not used]..............................................   48
Section 5.4    ERISA Matters...........................................   48
Section 5.5    Litigation..............................................   48
Section 5.6    Notices under Related Documents.........................   48
Section 5.7    SEC Filings; Press Releases.............................   49
Section 5.8    Labor Relations.........................................   49
Section 5.9    Insurance...............................................   49
Section 5.10   Environmental Matters...................................   49
Section 5.11   Other Information.......................................   50

                                 Article VI

                           AFFIRMATIVE COVENANTS

Section 6.1    Preservation of Corporate Existence, Etc................   51
Section 6.2    Compliance with Law, Etc................................   51
Section 6.3    Conduct of Business.....................................   51
Section 6.4    Payment of Taxes, Etc...................................   51
Section 6.5    Maintenance of Insurance................................   51
Section 6.6    Access..................................................   52
Section 6.7    Keeping of Books........................................   52
Section 6.8    Maintenance of Properties, Etc..........................   52
Section 6.9    Maintenance of Contractual Obligations, Etc.............   52
Section 6.10   Application of Proceeds.................................   53
Section 6.11   Year....................................................   53
Section 6.12   Environmental...........................................   53
Section 6.13   Inventory...............................................   53
Section 6.14   Accounting Changes; Year................................   54
Section 6.15   EG Line Subsidiary......................................   54

                                  Article VII

                              NEGATIVE COVENANTS
Section 7.1    Liens, Etc.............................................     54
Section 7.2    Indebtedness...........................................     56
Section 7.3    Guaranty Obligations...................................     57
Section 7.4    Restrictions on Subsidiary Distributions;
               No New Negative Pledge.................................     57
Section 7.5    Restricted Payments....................................     58
Section 7.6    Restriction on Fundamental Changes.....................     58
Section 7.7    Sale of Assets.........................................     58
Section 7.8    Investments in Other Persons...........................     59
Section 7.9    Change in Nature of Business...........................     60
Section 7.10   Compliance with ERISA..................................     60
Section 7.11   Modification of Related Documents......................     60
Section 7.12   Modification of Existing Indebtedness Agreements.......     60
Section 7.13   Transactions with Affiliates...........................     60
Section 7.14   Operating Leases.......................................     62
Section 7.15   Sale and Leaseback Transactions........................     62
Section 7.16   Cancellation of Indebtedness Owed to It................     62
Section 7.17   Material Subsidiaries..................................     62
Section 7.18   Capital Structure......................................     63
Section 7.19   No Speculative Transactions............................     63

                                 Article VIII

                                 SUBORDINATION

Section 8.1    Obligations Subordinate to Senior Loan Obligations.....     63

                                        Article IX


                                    EVENTS OF DEFAULT
Section 9.1     Events of Default.............................................   68
Section 9.2     Remedies......................................................   71

                                        Article X

                                      MISCELLANEOUS

Section 10.1    Amendments, Waivers...........................................   72
Section 10.2    Assignment....................................................   72
Section 10.3    Costs; Expenses; Indemnities..................................   73
Section 10.4    Third Party Reliance..........................................   76
Section 10.5    Independence of Representations and Warranties................   76
Section 10.6    Governing Law.................................................   76
Section 10.7    Submission to Jurisdiction; Consent to
                Service of Process............................................   76
Section 10.8    Notices, Etc..................................................   77
Section 10.9    No Waiver; Remedies...........................................   78
Section 10.10   Execution in Counterparts; Effectiveness;
                Assignments by the Borrower...................................   78
Section 10.11   Entire Agreement..............................................   78
Section 10.12   Further Assurances............................................   78

SCHEDULES
---------

Schedule 1.1    -    Non-Material Subsidiaries

Schedule 4.8    -    Material Subsidiaries

Schedule 4.9    -    Employee Benefit Plans

Schedule 4.11   -    Amendments to Related Documents

Schedule 4.13   -    Joint Ventures and Partnerships

Schedule 4.19(d)-    Disposal Facilities

Schedule 4.21   -    Existing Indebtedness

Schedule 7.1    -    Existing Liens

Schedule 7.8    -    Existing Investments

EXHIBITS
--------
Exhibit A       -    Form of Subordinated Note

Exhibit B       -    Form of Notice of Borrowing

Exhibit C       -    Form of Notice of Conversion or Continuation

Exhibit D       -    Subordination Agreement

Exhibit E       -    Form of Opinion of Counsel for the Loan Parties

Exhibit F       -    Form Subordinated Security Agreement

Exhibit G       -    Fourth Amendment to Senior Credit Agreement

Exhibit H       -    Form Subordinated Guaranty

Exhibit I       -    Form Subordinated Pledge Agreement

          SUBORDINATED CREDIT AGREEMENT, dated as of February 28, 2001 by and between National Steel Corporation, a Delaware corporation (the "Borrower"), and NUF LLC, a Delaware limited liability company (the "Lender").



                              W I T N E S S E T H:

          WHEREAS, the Borrower has requested that the Lender make available for the purposes specified in this Agreement a revolving credit facility; and

          WHEREAS, the Borrower has agreed subject and subordinate to the terms of the Credit Agreement dated as of November 19, 1999 made between the Borrower and the Lenders and Issuers defined therein and Citicorp USA, Inc., as Administrative Agent and the Fuji Bank Limited, as Syndication Agent, and the Pledge Agreement dated as of November 30, 1999 executed by the Borrower in favor of the Senior Agent (the "Pledge Agreement") and the Security Agreement dated as of November 30, 1999 executed by Borrower in connection therewith to secure its obligations to the Lender in connection with such financing with security interests in, and liens on, all of the Borrower's inventory and other Collateral (as hereinafter defined), as provided for herein; and

          WHEREAS, the Sender, Lender, the Borrower, the Lender and the Guarantor have entered into the Subordination Agreement dated as of February 28, 2001 in connection with the subordination of the Secured Obligations to the Senior Loan Obligations (each as defined herein).

          WHEREAS, the Lender is willing to make available to the Borrower such revolving credit facility upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   Article I

               DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

          Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms and, unless the context otherwise requires, to all genders and all other grammatical forms of the terms defined):

          "Account" has the meaning specified in the Subordinated Security Agreement.

          "Advance Rate" means, at any time, in respect of any class of Eligible Inventory, the advance rate set forth on Schedule 1.2 (Advance Rates) corresponding to such class.

          "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and each officer, director, general partner or joint-venturer of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Transaction" has the meaning specified in Section 7.13(a) (General Limitation on Affiliate Transactions).

          "Agreement" means this Subordinated Credit Agreement, together with all exhibits and schedules hereto, as the same may be restated, amended, supplemented or otherwise modified from time to time.

          "Applicable Margin" means with respect to the Loans maintained as Eurodollar Rate Loans, a rate equal to 3.50% per annum, and with respect to Loans maintained as Base Rate Loans, a rate equal to 2.5% per annum.

          "Asset Sale" means a sale, lease or other transfer of (a) any shares of Stock or Stock Equivalents of a Material Subsidiary, (b) all or substantially all of the assets or any division or line of business of the Borrower or any Material Subsidiary or (c) any other asset of the Borrower or a Material Subsidiary outside the ordinary course of business.

          "Balance Sheet Date" has the meaning specified in Section 4.3(a) (Accuracy of Financial Statements).

          "Bankruptcy Code" shall mean Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time and any successor statute.

          "Base Rate" means, with respect to any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

          (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

          (b) the rate of interest announced publicly by The Fuji Bank, Limited in New York from time to time, as its base rate; and

          (c) the sum of (i) one-half of one percent (0.5%) per annum plus (ii) the Federal Funds Rate.

          "Base Rate Loan" means Loans the rate of interest applicable to which is based upon the Base Rate.

          "Book Value" means, as to any Inventory in respect of which such amount is to be determined, the lower of (i) the cost thereof (as reflected in the general ledgers of the owner of such Inventory and determined in accordance with GAAP calculated on a first in first out basis) or (ii) the market value thereof.

          "Borrower" has the meaning specified at the beginning of this Agreement.

          "Borrowing" means a borrowing consisting of Loan(s) hereunder.

          "Borrowing Base Deficiency" means, at any time, the aggregate principal amount of all Indebtedness under the Credit Facilities (as defined in the Indenture) at any one time outstanding (less the sum of the aggregate amount of all required payments of principal applied to reduce the aggregate amount available to be borrowed under the Credit Facilities including pursuant to
Section 4.10 of the Indenture) exceeding the greater of (i) $350,000,000 and
(ii) the sum of the amounts equal to (x) 60% of the book value of the inventory of the Corporation and the Restricted Subsidiaries (as defined in the Indenture) and (y) 85% of the book value of the accounts receivable of the Borrower and the Restricted Subsidiaries (as defined in the Indenture), in each case as of the most recently ended quarter of the Borrower prior to the incurrence of any such Indebtedness for which financial statements of the Borrower have been provided to the Lender.

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

          "Capitalized Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

          "Capitalized Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

          "Change of Control" means any of the following: (a) NKK shall cease to own and control, directly or indirectly, all of the voting rights associated with a majority of the outstanding Stock and the outstanding Voting Stock of the Borrower, (b) NKK shall cease to own and control all of the economic rights associated with twenty five percent (25%) or more of the outstanding Stock of the Borrower or (c) the Borrower shall cease to own and control, directly or indirectly, all of the economic and voting rights associated with all of the outstanding Stock of any of its Material Subsidiaries.

          "Code" means the United States Internal Revenue Code of 1986, as amended.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by Borrower in or upon which a Lien is purported to be granted under any of the Collateral Documents.

          "Collateral Documents" means the Subordinated Security Agreement, the Subordinated Pledge Agreement and any other document permitted by the Senior Credit Agreement pursuant to which the Borrower grants a Lien on any of its property to secure payment of the Secured Obligations.

          "Combined Availability" shall have the meaning ascribed to such term in the Senior Credit Agreement.

          "Commitment" means the amount of $100,000,000.

          "Constituent Documents" means, with respect to any Person, (i) the certificate of incorporation (or the equivalent organizational documents) of such Person, (ii) the bylaws (or the equivalent governing documents) of such Person and (iii) any document generally setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

          "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

          "Contractual Obligation" of any Person means any obligation, promise, agreement (whether written or oral, express or implied and whether or not legally binding), contract (including settlements and collective bargaining agreements), undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

          "Credit Event" has the meaning specified in Section 3.2 (Conditions Precedent to Each Loan).

          "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

          "Dollar" and the sign "$" each mean the lawful currency of the United States.

          "Effective Date" means the date on which the conditions precedent to the effectiveness of this Agreement set forth in Section 3.1 shall have been satisfied or waived.

          "EG Lease Agreement" means the Amended and Restated Lease Agreement, dated as of December 20, 1985, between the Borrower and Wilmington Trust Company, as amended as of November 1, 2000.

          "EG Line" means the electrolytic-galvanizing line servicing the facilities of the Borrower in Ecorse, Michigan and subject to the EG Lease Agreement, or a replacement financing arrangement with the EG Line Subsidiary on terms at least as favorable to the EG Line Subsidiary on an annual cash basis as those of the EG Lease Agreement were to the Borrower.

          "EG Line Financing" has the meaning ascribed to such term in the Senior Credit Agreement.

          "EG Line Subsidiary" means the Subsidiary of the Borrower (a) that is wholly-owned and controlled by the Borrower, (b) the sole business of which is owning and operating the EG Line and (c) the sole assets of which are the EG Line and other assets used directly in relation to the ownership or operation thereof.

          "Eligible Assignee" means (a) any Affiliate of Lender or NKK which the Lender confirms in writing to the Senior Agent and the Senior Lenders is financially capable of performing the obligations of the Lender hereunder; or
(b) a commercial bank having total assets in excess of five billion Dollars ($5,000,000,000) acceptable to the Borrower (which acceptance may not be unreasonably withheld); or (c) a finance company, insurance company, other financial institution or fund, acceptable to the Senior Agent and the Borrower, each acting commercially reasonably, that regularly is engaged in making, purchasing or investing in loans; provided, however, that, with respect to clauses (b) and (c) of this definition, no consent of the Borrower shall be required during the continuance of an Event of Default.

          "Eligible Inventory" means Inventory of the Borrower (other than any Inventory which has been consigned by the Borrower) (i) which is owned solely by the Borrower, (ii) with respect to which the Lender has a valid and perfected Lien, (iii) with respect to which no warranty contained in any of the Loan Documents has been breached, (iv) which is not, as determined in the sole discretion of the Lender acting in a commercially reasonable manner, obsolete or unmerchantable and (v) which the Lender deems to be Eligible Inventory, based on such credit and collateral considerations as the Lender may deem appropriate, in its sole discretion acting commercially reasonably and in accordance with its regular business practices and policies in effect from time to time and applicable to asset based loans with advance rates based on current assets (which practices and policies may be changed by the Lender in its sole discretion).

          "Encumbrances" means, with respect to property, all Liens, leases, options, preferences, priorities, rights of first refusal, easements, servitudes, rights-of-way, licenses, securities purchase option, call or similar right, restrictions under any shareholder agreement or any other Contractual Obligation, encumbrance or any other restriction or limitation whatsoever on any right incident to the ownership in fee of such property (including rights to transfer, use or possess such property), whether contingent or non-contingent, matured or unmatured, known or unknown.

          "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect and as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C.ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C.ss.180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss.651 et seq.); and the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f et seq.) and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

          "Environmental Liabilities and Costs" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, Order or Contractual Obligation with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

          "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Borrower or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

          "ERISA Event" means (i) a reportable event described in Section 4043(b) or 4043(c)(l), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a
Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to
Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) notice of reorganization or insolvency of a Multiemployer Plan; (v) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (vi) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vii) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (viii) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on the Borrower or any of its Subsidiaries or any ERISA Affiliate; or (ix) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as amended.

          "Eurodollar Base Rate" means (a) with respect to an Interest Period, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Lender to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on the day two (2) Business Days prior to the first day of such Interest Period, or, at the option of the Lender, with notice to the Borrower, (b) the rate of interest determined by the Lender to be the average (rounded upward to the nearest whole multiple of one sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars are offered by the principal office of the Fuji Bank, Limited (or such other bank as the Lender may, with notice to the Borrower, reasonable nominate) in London, England, to major banks in the London interbank market at 11:00 A.M. (London Time) two (2) Business Days before the first day of such Interest Period for a principal amount substantially equal to the maximum principal amount of the Eurodollar Rate Loan scheduled to be outstanding during such Interest Period and for a period equal to such Interest Period.

          "Eurodollar Borrowing Unit" means ten million Dollars ($10,000,000).

          "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate determined as set forth below by (b) (i) a percentage equal to one hundred percent (100%) minus (ii) the Eurodollar Rate Reserve Percentage.

          "Eurodollar Rate Loan" means any outstanding principal amount of the Loans of Lender that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate.

          "Eurodollar Rate Reserve Percentage" means with respect to any Interest Period the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the United States Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Base Rate is determined) having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 9.1 (Events of Default).

          "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable security) at any time, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, provided, however, that, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third-party appraiser, the basic assumptions underlying which have not materially changed since its date, the "Fair Market Value" of such asset shall be the value set forth in such appraisal and (b) with respect to any marketable security at any time, the closing sale price of such security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such Business Day by a financial institution of recognized standing which regularly deals in securities of such type.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the United States Federal Reserve System or any successor thereto.

          "Financial Statements" means the consolidated and consolidating income statements, statements of cash flows and balance sheets of the Borrower and its Subsidiaries delivered in accordance with Section 4.3 (Financial Statements) and
Section 5.1 (Financial Statements).

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any individual or entity exercising (x) executive or administrative functions of, or generally pertaining to, governments, nations, states or other political subdivisions thereof or (y) legislative, judicial or regulatory functions, including central banks, the PBGC and arbitrators.

          "Guarantor" means National Steel Pellet Company, a Delaware corporation.

          "Guaranty Obligation" means, as applied to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing Indebtedness of another Person and any obligation, direct or indirect, contingent or otherwise, of such

Person (a) to purchase or pay (or advance or supply funds for the purchase of or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guaranty Obligation" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

          "Indebtedness" shall mean any indebtedness, whether or not contingent, for or in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property, including pursuant to capital leases (except any such balance that constitutes an accrued expense or a trade payable), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such person or entity prepared on a consolidated basis in accordance with generally accepted accounting principles, and including, to the extent not otherwise included, the guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of the foregoing indebtedness.

          "Indemnitee" has the meaning specified in Section 10.3 (Costs; Expenses; Indemnities).

          "Indemnified Matter" has the meaning specified in Section 10.3 (Costs; Expenses; Indemnities).

          "Indenture" means the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower, Great Lakes Steel Corporation (a predecessor in interest of the Borrower) and City Bank Farmers Trust Company and Ralph E. Morton, as Trustees, as supplemented by all instruments supplemental thereto, including the Eleventh Supplemental Indenture, dated as of March 31, 1999, to the Indenture of

          Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower and The Chase Manhattan Bank and Frank J. Grippo, as Trustees.

          "Intercreditor Agreement" means the agreement, dated as of November 19, 1999, executed by the Borrower, the Guarantor, the Senior Agent and the Receivables Facility Agent.

          "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one (1), two (2), or three (3) months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Lender pursuant to Section 2.2 (Borrowing Procedures) or Section
2.9 (Conversion and Continuation Options) and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.9, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one (1), two (2) or three (3) months thereafter, as selected by the Borrower in its Notice of Conversion or Continuation given to the Lender pursuant to Section 2.9; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

               (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of Eurodollar Rate Loans only, the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

               (c) the Borrower may not select any Interest Period that ends after the Scheduled Termination Date;

               (d) the Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than ten million Dollars ($10,000,000); and

               (e) there shall be outstanding at any one time no more than six
(6) Interest Periods in the aggregate.

          "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

          "Investment" means, with respect to any Person, (i) any purchase or other acquisition by such Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person,
(ii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by such Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

          "Inventory" has the meaning specified in the Subordinated Security Agreement.

          "IRS" means the Internal Revenue Service of the United States or any successor thereto.

          "Leases" means, with respect to any Person, all of those leasehold estates in real property owned by such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

          "Legal Proceeding" means any judicial, administrative, investigative, informal or arbitral action, arbitration, suit, claim, demand, audit, investigation, litigation, hearing (public or private), including proceedings of a Governmental Authority.

          "Lender" means NUF LLC, a Delaware limited liability company and its successors and permitted assignees in accordance with Section 10.2.

          "Lien" means any lien (statutory or other), pledge, mortgage, deed of trust, charge, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable Requirement of Law naming the owner of the asset to which such Lien relates as debtor.

          "Loan" means any loan made by Lender to the Borrower pursuant to this Agreement.

          "Loan Documents" means, collectively, this Agreement, any Subordinated Notes, the Subordination Agreement, the Subordinated Guaranty, the Collateral Documents, and each agreement or document permitted by the Senior Loan Documents and executed by the Borrower and delivered in connection with or pursuant to any of the foregoing.

          "Loan Party" means each of the Borrower, the Guarantor and each other Subsidiary of Borrower that executes and delivers a Loan Document.

          "Material Adverse Change" means a material adverse change in any of
(a) the condition (financial or otherwise), business, performance, prospects, operations or properties of the Borrower or the Borrower and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of any Loan Document, (c) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (d) the ability of the Borrower to repay the Obligations or of the Loan Parties to perform their obligations under the Loan Documents or (e) the rights and remedies of the Lender under the Loan Documents.

          "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

          "Material Subsidiary" means (a) the Guarantor, (b) NSFC and the EG Line Subsidiary (when formed) and (c) any Subsidiary of the Borrower other than
(i) the Guarantor, NSFC and the EG Line Subsidiary (when formed), (ii) any Subsidiary of the Borrower listed on Schedule 1.1 (Non-Material Subsidiaries) as long as the book value of the total assets of such Subsidiary does not exceed the figure set forth opposite such subsidiary on Schedule 1.1 by more than ten million Dollars ($10,000,000) and (iii) any Subsidiary of the Borrower that has total assets with a book value not in excess of ten million Dollars ($10,000,000).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 400l(a)(3) of ERISA, to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

          "NSFC" means National Steel Funding Corporation, a Delaware corporation.


          "NKK" means NKK Corporation, a company organized and existing under the laws of Japan.

          "Notice of Borrowing" has the meaning specified in Section 2.2(a) (Form of Notice of Borrowing).

          "Notice of Conversion or Continuation" has the meaning specified in
Section 2.9(a) (Delivery of Notice of Conversion or Continuation).

          "Obligations" means the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrower to the Lender, or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, arising by reason of an extension of credit, or any loan, guaranty, indemnification, or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrower under this Agreement or any other Loan Document.

          "Order" means any order, award, injunction, judgment, decree, settlement, process, ruling, subpoena, writ, assessment, arbitration award, verdict (whether temporary, preliminary or permanent) or any determination or pronouncement (whether or not such determination or pronouncement can be appealed or otherwise modified) of any Governmental Authority reached as a result of a Legal Proceeding.

          "Other Taxes" has the meaning specified in Section 2.14(b) (Stamp or Documentary Taxes).

          "Outstanding Amounts" means, at any particular time, the sum of the principal amount of the Loans outstanding at such time.

          "paid in full" and "payment in full" shall have the meanings, with respect to any and all Senior Loan Obligations, ascribed to such terms in the Subordination Agreement.

          "Permit" means any certificate, permit, franchise, approval, authorization, license, variance, exemption, privilege, immunity, waiver, or permission required from, or otherwise granted by, a Governmental Authority under an applicable Requirement of Law or in connection with any Contractual Obligation with a Governmental Authority.

          "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, labor union, limited liability company, unincorporated association, joint venture or other entity or a Governmental Authority.

          "Pledge Agreement" has the meaning set forth at the beginning of this Agreement.

          "Proceeding" has the meaning specified in Section 8.1(a)(i).

          "Post-Commencement Interest" means all interest accrued or accruing after the commencement of any Proceeding (and interest that would accrue but for the commencement of any Proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Senior Loan Obligations, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Proceeding.

          "Quarter" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

          "Receivables Facility Agent" means the "Collateral Agent", under and as defined in the Receivables Purchase Agreement.

          "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of May 16, 1994, among NSFC, the Borrower, as servicer, the financial institutions listed therein, as buyers, Morgan Guaranty Trust Company of New York, the Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank, as letter of credit issuing banks, J.P. Morgan Delaware, as reserve letter of credit bank, Morgan Guaranty Trust Company of New York, as Lender and J.P. Morgan Delaware, as structuring and collateral agent.

          "Receivables Purchase Facility" means the Receivables Purchase Agreement, the Receivables Sale Agreement, and each other document and instrument executed in respect thereof.

          "Receivables Sale Agreement" means the Purchase and Sale Agreement, dated as of May 16, 1994, between the Borrower, as seller, and NSFC, as purchaser.

          "Related Documents" means the Indenture, the Senior Credit Documents, the Receivables Purchase Facility and each other document and instrument executed in respect thereof (including agreements and other documents and instruments in respect of the Borrower's existing cash management system, lockboxes and concentration accounts).

          "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

          "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

          "Requirement of Law" means, as to any Person, the Constituent Documents of such Person and any federal, state, local, foreign or international law, treaty, constitution, statute, rules, regulations, ordinance, principles of common law and equity and Orders of any Governmental Authority applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer" means, with respect to any Person, any of the principal executive officers or general partners of such Person, but, in any event, with respect to financial matters (including matters relating to the solvency of such Person or Financial Statements), the chief financial officer, treasurer or controller of such Person.

          "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its

Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrower and/or the Guarantor, (b)any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower and/or the Guarantor and (c) any payment or prepayment of principal, premium (if any), interest fees or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Borrower or any of its Subsidiaries or any other Loan Party (other than the Senior Loan Obligations), other than any required redemptions, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

          "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby a Person or its Subsidiary shall sell or transfer any property, real or personal, and used or useful in its business, whether or not owned or hereafter acquired, and thereafter rent or lease such property or other property that such Person or its Subsidiary intends to use for substantially the same purpose as the property being sold or transferred.

          "Scheduled Termination Date" means February 25, 2002.

          "Secured Obligations" means, in the case of the Borrower, the Obligations and in the case of any other Loan Party, the obligations of such Loan Party under the Subordinated Guaranty and other Loan Documents to which it is a party.

          "Secured Party" means the Lender and any other holder of any of the Obligations.

          "Securities" means Stock, Stock Equivalents, voting trust certificates, bonds, debentures, notes, other evidence of indebtedness, whether secured, unsecured, convertible or subordinated, and certificates of interest, shares or participations in, and temporary or interim certificates for the purchase or acquisition of, and rights to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

          "Senior Agent" shall have the meaning ascribed to such term in the Subordination Agreement.

          "Senior Credit Agreement" and "Security Agreement" shall have the meanings ascribed to such terms in the Subordination Agreement.

          "Senior Loan Documents" has the meaning ascribed to such term in the Subordination Agreement.

          "Senior Loan Obligations" shall have the meaning ascribed to such term in the Subordination Agreement.

          "Senior Loan Obligations Default" means any default or event of default under any agreement or instrument pursuant to which any Senior Loan Obligations is issued or committed, or by which it is governed or evidenced, in each instance as now in effect or as hereafter from time to time modified or amended, without necessity of consent by or notice to the Lender.

          "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting.

          "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

          " Subordinated Guaranty" means a guaranty, in substantially the form of Exhibit H, executed by the Guarantor.

          "Subordinated Indebtedness" shall have the meaning ascribed to such term in Section 8.1.

          "Subordinated Note" means a promissory note of the Borrower payable to the order of the Lender in a principal amount equal to the amount of the Lender's Commitment evidencing the aggregate Indebtedness of the Borrower to the Lender resulting from the Loans owing to the Lender.

          "Subordinated Pledge Agreement" means an agreement, in substantially the form of Exhibit I, executed by the Borrower.

          "Subordinated Security Agreement" means an agreement, in substantially the form of Exhibit F, executed by the Borrower.

          "Subordination Agreement" means the Lien Subordination Agreement dated as of February 28, 2001 and attached hereto as Exhibit D among Lender, Senior Agent, Borrower and National Steel Pellet Company and each other entity that becomes a party thereto in accordance with the provisions thereof.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of fifty percent (50%) or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

          "Tax Affiliate" means, as to any Person, (a) any Subsidiary of such Person and (b) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

          "Tax Return" has the meaning specified in Section 4.5(a) (Timely Filing of Tax Returns and Payment of Taxes).

          "Taxes" has the meaning specified in Section 2.14(a) (Deduction of Taxes).

          "Termination Date" shall mean the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Commitment pursuant to the terms hereof and (c) the date on which the Obligations become due and payable pursuant to Section 9.2 (Remedies).

          "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

          "Uniform Commercial Code" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of any mandatory Requirement of Law, any or all of the attachment, perfection or priority of any security interest granted under the Subordinated Security Agreement in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purpose of definitions related to such provisions.

          "United States" or "U.S." shall mean the United States of America or any political subdivision thereof.

          "Unused Commitment Fee" has the meaning specified in Section 2.10 (Unused Commitment Fee).

          "Unused Commitment Fee Rate" means as of any date of determination, a per annum rate equal to 0.5% per annum.

          "Upfront Fee" means $12,500 payable in accordance with Section 3.1(p).

          "Voting Stock" means Stock of any Person having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

          "Withdrawal Liability" means, as to the Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

          "Year" means the calendar year.

          Section 1.2 Accounting Terms and Principles.

          (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

          (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 5.1(Financial Statements) is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in the method of calculation of any of the covenants, standards or defined terms found in Article IX (Events of Default), the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired results that the criteria for evaluating compliance with such covenants, standards and defined terms by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any such covenant, standard or defined term shall be given effect until such provisions are amended to reflect such changes in GAAP.

          Section 1.3 Certain Terms and References.

          (a) Certain Terms. The term "including" when used in any Loan Document means "including without limitation" unless the context otherwise requires and except as used in Section 1.4 (Time Periods) and any substantially similar section of any Loan Document. When used in any Loan Document, the words "either" and "or" do not refer to an exclusive choice.

          (b) Internal Cross References. Unless otherwise expressly noted, references in any Loan Document to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in, such Loan Document. The words "herein," "hereof" and "hereunder" and other words of similar import as used in any Loan Document refer to such Loan Document as a whole and not to any particular Article, Section, subsection or clause in such Loan Document.

          (c) Table of Contents and Headings. The table of contents and section headings of any Loan Document are for reference purposes only and are to be given no effect in the construction or interpretation of such Loan Document; provided, however, that headings may be used for cross-reference purposes and, when used as such, shall prevail over an inconsistent reference to a section number.

          (d) References to Parties. In this Agreement, the terms "Lender," "Borrower," include, without limitation, their respective successors and permitted assigns.

          (e) References to Agreements. References to each agreement defined in this Article I shall include, without limitation, all appendices, exhibits and schedules thereto and, unless specifically stated otherwise, shall include, without limitation, amendments, restatements, supplements or other modifications thereto and as the same may be in effect at any and all times such reference becomes operative.

          (f) References to Legislation. Unless the context otherwise requires, references in any Loan Document to any legislation or administrative rule or regulation include, without limitation, references to any amendment or modification of such legislation, rule or regulation, to any successor legislation, rule or regulation and to any subordinate legislation, rule or regulation made thereunder. A reference to conduct in any Loan Document includes, without limitation, references to an omission, statement or undertaking.

          (g) Reference to Indenture. Any reference herein to any numbered section of the Indenture shall be a reference to a section of the Eleventh Supplemental Indenture, dated as of March 31, 1999 to the Indenture of Mortgage and Deed of Trust, dated May 1, 1952, between the Borrower and The Chase Manhattan Bank and Frank J. Grippo, as Trustees as in effect on the date hereof.

          Section 1.4 Time Periods. In this Agreement and any other Loan Document, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

          Section 1.5 Quantities. In any Loan Document, in all instances where the same Dollar amount, time period, percentage or other quantity is expressed both using roman numerals and fully written out, the latter expression shall prevail over the expression using roman numerals in case of direct conflicts.

          Section 1.6 Pronouns. All pronouns contained in any Loan Document and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

          Section 1.7 Construction. The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                  Article II

                                THE FACILITIES

          Section 2.1 The Commitments. On the terms and subject to the conditions contained in this Agreement, the Lender agrees to make loans (each a "Loan") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount at any time outstanding for all such loans by Lender not to exceed the Commitment; provided, however, that at no time shall Lender be obligated to make a Loan in excess of the Commitment. Within the limits of Lender's Commitment, amounts of Loans repaid may be reborrowed under this Section 2.1 on the terms and subject to the conditions contained in this Section 2.1 and the remainder of this Agreement.

          Section 2.2 Borrowing Procedures.

          (a) Form of Notice of Borrowing. Each Borrowing shall be made on notice given by the Borrower to the Lender not later than 1:00 P.M. (New York City time) Four (4) Business Days prior to the date of the proposed Borrowing. Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, and (C) the initial Interest Period or Periods. The Loans shall be made as Eurodollar Rate Loans unless the Scheduled Termination Date is within one month of the date of the proposed Borrowing, in which case the Borrower shall request the proposed Borrowing to be of Base Rate Loans. Each Borrowing shall be in an aggregate amount of a Eurodollar Borrowing Unit or an integral multiple of five million Dollars ($5,000,000) in excess thereof; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in an amount of a Eurodollar Borrowing Unit or an integral multiple of five million Dollars ($5,000,000) in excess thereof. The Borrower may not request more than five (5) Borrowings per month without the consent of the Lender.

          Section 2.3 Reduction and Termination of the Commitments. (a) To the extent permitted by Section 8.5 (d) of the Senior Credit Agreement, the Borrower may, with the consent of the Lender, terminate in whole or reduce ratably in part the unused portion of the Commitment of the Lender upon payment of a corresponding amount of outstanding Loans in accordance with Section 2.6; provided, however, that each partial reduction shall, unless otherwise agreed by the Lender, be in the aggregate amount of not less than five million Dollars ($5,000,000) or an integral multiple of five million Dollars ($5,000,000) in excess thereof.

          (b) The Commitment of the Lender shall automatically reduce by the amount of any equitable contribution made in cash to the Borrower or the Guarantor by the Lender, NKK or any of their Affiliates (other than the Borrower or any of its Subsidiaries).

          Section 2.4 Repayment of Loans. The Borrower shall repay the entire unpaid principal amount of the Loans on the Scheduled Termination Date.

          Section 2.5 Evidence of Debt.

          (a) Maintenance of Accounts by Lender. The Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower resulting from each Loan from time to time, including the amounts of principal and interest payable and paid from time to time under this Agreement.

          (b) Accounts as Prima Facie Evidence. The entries made in the accounts maintained pursuant to Section 2.5(a) (Maintenance of Accounts by Lender) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with their terms.

          (c) Prompt Execution of Subordinated Notes. Notwithstanding any other provision of the Agreement, in the event that Lender requests that the Borrower execute and deliver a promissory note or notes payable to Lender in order to evidence the indebtedness owing to Lender by the Borrower hereunder, the Borrower will promptly execute and deliver a Subordinated Note or Subordinated Notes to Lender evidencing any Loans of Lender, substantially in the form of Exhibit A, and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Subordinated Notes payable to the payee named therein.

          Section 2.6 Optional Prepayments.

          (a) Procedure for Prepayment. Subject to the provisions of Section 8.5 of the Senior Credit Agreement and Article VIII hereof, the Borrower may, upon at least three (3) Business Days' prior notice to the Lender and the Senior Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Loans in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurodollar Rate Loan is made by the Borrower other than on the last day of an Interest Period for such Loan, the Borrower shall also pay any amounts owing pursuant to Section 10.3(c) (Eurodollar Loans); and, provided, further, unless otherwise agreed by the Lender, that each partial prepayment shall be in an aggregate principal amount not less than five million Dollars ($5,000,000) or integral multiples of one million Dollars ($1,000,000) in excess thereof. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment, unless the Borrower will not be in compliance with Section 8.5 of the Senior Credit Agreement on such date, in which case such notice shall be null and void and of no further effect (in such circumstances, the indemnification provisions, inter alia, of Section 2.12(d) shall apply).

          (b) Exclusive Procedure. The Borrower shall have no right to prepay the principal amount of any Loan other than as provided in this Section 2.6.

          Section 2.7 Mandatory Prepayments

          (a) Payment of Obligations. Upon the payment in full in cash and discharge of all Obligations (as defined in the Senior Credit Agreement) owing under, and the termination of the commitments of the lenders under the Senior Credit Agreement, the Borrower shall forthwith prepay all Loans.

          (b) Excess Borrowing. To the extent permitted by the Senior Credit Agreement and subject to Article VIII hereof, if at any time, the aggregate principal amount of Loans exceed the aggregate Commitments the Borrower shall forthwith (but after first making any payment required pursuant to Section 2.9 of the Senior Credit Agreement, and subject to Section 8.5 thereof,) pay the full amount of such excess or deficiency, as the case may be, together with accrued interest.

          Section 2.8 Interest.

          (a) Rate. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 2.8(c) (Default Rate) as follows:

               (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time as interest accrues, plus (B) the Applicable Margin; and

               (ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

          (b) Accrual. Interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and interest accrued on the principal balance of all other Obligations shall be payable in arrears (A) on the last day of each Quarter, commencing on the first such day following the incurrence of such Obligation, (B) upon repayment thereof in full or in part and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

          (c)  Default Rate. Notwithstanding the rates of interest specified in
Section 2.8(a) (Rate) or elsewhere herein, effective immediately upon the occurrence of an Event of Default and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and of all other Obligations shall bear interest at a rate which is two percent (2%) per annum in excess of the rate of interest applicable to such Obligations from time to time.

          Section 2.9 Conversion and Continuation Options.

          (a) Delivery of Notice of Conversion or Continuation. The Borrower may elect at the end of any applicable Interest Period (i) which is within one month of the Scheduled Termination Date to convert Eurodollar Rate Loans into Base Rate Loans or (ii) to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Rate Loans for each Interest Period must be in the amount of a Eurodollar Borrowing Unit or an integral multiple of five million Dollars ($5,000,000) in excess thereof. Each such election shall be made by giving the Lender at least five (5) Business Days' prior written notice (a "Notice of Conversion or Continuation"), which shall in substantially the form of Exhibit C hereto and shall specify (A) the amount of the Eurodollar Rate Loan being converted or continued, (B) in the case of a continuation of Eurodollar Rate Loans, the applicable Interest Period and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period). Each Notice of Conversion or Continuation shall be irrevocable and binding upon the Borrower. The election of the Borrower made in accordance with this Section 2.9(a) shall be effective, subject to Section 2.9(b) (Event of Default; Failure to Give Appropriate Notice).

          (b) Event of Default; Failure to Give Appropriate Notice. Notwithstanding the foregoing, no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.12 (Special Provisions Governing Eurodollar Rate Loans). If, within the time period required under the terms of this Section 2.9, the Lender does not receive a Notice of Conversion or Continuation from the Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically continued with an Interest Period of one month.

          Section 2.10 Fees.

          Unused Commitment Fee. The Borrower agrees to pay to Lender a commitment fee (the "Unused Commitment Fee") on the average daily unused portion of Lender's Commitment from the date hereof until the Termination Date at the Unused Commitment Fee Rate, payable in arrears (i) on the last day of each Quarter, commencing on the first such day following the Effective Date and (ii) on the Termination Date.

          Section 2.11 Payments and Computations; Protective Advances.

          (a) Payment Procedures. The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 A.M. (New York City time) on the day when due, in Dollars to the account of Lender (Account Number 001-008615) at The Fuji Bank and Trust Company (ABA Number 026008905) in immediately available funds without set-off or counterclaim together with a notice thereof to Lender at its address referred to in Section 10.8 (Notices, Etc.). Payments received by the Lender after 11:00 A.M. (New York City time) shall be deemed to be received on the next Business Day.

          (b) Computations of Interest. All computations of interest and fees shall be made by the Lender on the basis of a year of three hundred and sixty
(360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Payments on Business Days. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

          Section 2.12 Special Provisions Governing Eurodollar Rate Loans.

          (a) Determination of Eurodollar Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Lender pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Lender's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrower.

          (b) Impossibility to Ascertain Eurodollar Rate. In the event that (i) the Lender determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed or (ii) the Lender shall forthwith so notify the Borrower, whereupon each Eurodollar Loan will automatically, on the last day of the current

Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lender to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Lender shall notify the Borrower that it has determined that the circumstances causing such suspension no longer exist.

          (c) Cost Increases Due to Changes in Law. If at any time Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or the compliance by Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrower shall from time to time, upon demand by Lender pay to the Lender additional amounts sufficient to compensate Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by Lender, shall be conclusive and binding for all purposes, absent manifest error.

          (d) Specific Losses for Eurodollar Loans. In addition to all amounts otherwise required to be paid by the Borrower pursuant to this Agreement, the Borrower shall compensate Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the borrowing, liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Lender's Eurodollar Rate Loans to the Borrower but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by Borrower or in a telephonic request by it for borrowing or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.9(a) (Delivery of Notice of Conversion or Continuation), (ii) if for any reason any Eurodollar Rate Loan is prepaid (including any mandatory prepayment pursuant to Section 2.7 (Mandatory Prepayments)) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in
Section 2.12(b) (Impossibility to Ascertain EuroDollar Rate) or (iv) as a consequence of any failure by a Borrower to repay or prepay Eurodollar Rate Loans when required by the terms hereof, including, without limitation following delivery of a prepayment notice pursuant to Section 2.6(a) in respect of which the notified prepayment is not in fact made due to the prohibition in the final sentence of such Section 2.6(a). Lender shall deliver to the Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to Lender, absent manifest error.

          Section 2.13 Capital Adequacy. If at any time Lender determines that
(a) the adoption of, or any change in or in the interpretation of, any Requirement of Law regarding capital adequacy, (b) compliance with any such Requirement of Law or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) (and in each case whether in respect of the Lender itself or the Lender's source of funds) shall have the effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder, to a level below that which Lender could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by Lender the Borrower shall, subject to Section 8.1(b)(i) hereof and Section 8.5(d) of the Senior Credit Agreement, pay to the Lender, from time to time as specified by Lender, additional amounts sufficient to compensate Lender for such reduction. A certificate as to such amounts submitted to the Borrower by Lender shall be conclusive and binding for all purposes absent manifest error.

          Section 2.14 Taxes.

          (a) Deduction of Taxes. Any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding, (x) in the case of Lender, taxes measured by its net income and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which Lender is organized and, (y) in the case of Lender, taxes measured by its net income and franchise taxes imposed on it, by the jurisdiction in which Lender's principal place of business is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Loan Document to Lender (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law.

          (b) Stamp or Documentary Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any applicable foreign jurisdiction and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

          (c) Indemnification. The Borrower will indemnify Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by Lender and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

          (d) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

          Section 2.15 Collateral Audits. Borrower shall promptly provide Lender with copies of any collateral audit conducted by Senior Agent.

                                  Article III

                   CONDITIONS PRECEDENT TO THE EFFECTIVENESS
                        OF THIS AGREEMENT AND TO LOANS
                        ------------------------------

          Section 3.1 Conditions Precedent to the Effectiveness of this Agreement. This Agreement shall not become effective until, and the obligation of Lender to make the Loans requested to be made by it is subject to, the receipt by the Lender of each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Lender, in form and substance satisfactory to the Lender.

          (a) Subordinated Credit Agreement. This Agreement, duly executed and delivered by the Borrower and, for the account of Lender requesting the same, a Subordinated Note or Subordinated Notes of the Borrower conforming to the requirements set forth herein;

          (b) Subordinated Security Agreement. The Subordinated Security Agreement, duly executed by the Borrower, together with copies of search reports pursuant to the Uniform Commercial Code as of a recent date listing all effective financing statements that name Borrower as debtor, together with copies of such financing statements;

          (c) Subordination Agreement. The Subordination Agreement, duly executed by Senior Agent, Lender, Borrower and Guarantor.

          (d) Opinion of Counsel. A favorable opinion of Yukevich, Marchetti, Liekar & Zangrilli, P.C., counsel to the Loan Parties, in substantially the form of Exhibit E, addressed to the Lender and addressing such other matters as Lender may reasonably request;

          (e) Subordinated Guaranty. The Subordinated Guaranty duly executed by the Guarantor.

          (f) Related Documents. A copy of each Related Document certified as being complete and correct by a Responsible Officer of the Borrower;

          (g) Constituent Documents. A copy of all Constituent Documents of Borrower and Guarantor, that have been filed with the Secretary of State of the state of incorporation of Borrower and Guarantor or another Governmental Authority, certified as of a recent date by such Secretary of State or other Governmental Authority, together with certificates of such official attesting to the good standing of each of Borrower and Guarantor;

          (h) Secretary Certificate. A certificate of the secretary or assistant secretary of Borrower and Guarantor certifying as of the Effective Date (A) the names and true signatures of each officer who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of Borrower and Guarantor, (B) the Constituent Documents as in effect on the date of such certification and, in respect of those Constituent Document subject to Section 3.1(g) (Constituent Documents), that there have been no changes in such Constituent Documents from the date of the certification by a Governmental Authority delivered pursuant to Section 3.1(g) and (C) the resolutions of such Borrower's and Guarantor's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party;

          (i) Solvency Certificate. A certificate of a Responsible Officer of the Borrower and the Guarantor, stating that the Borrower and Guarantor are Solvent as of the Effective Date after giving effect to the payment of all estimated legal, accounting and other fees related hereto;

          (j) Borrowing Base Certificate. A copy of the latest Borrowing Base Certificate (as defined in the Senior Credit Agreement) delivered to the Senior Agent;

          (k) Officer Certificate. A certificate of a Responsible Officer to the effect that (i) the conditions set forth in Section 3.2(b) (Representations and Warranties; Borrowing Base Deficiency; Events of Default) have been satisfied and (ii) no Legal Proceedings shall have been initiated against Borrower or any of its Material Subsidiaries which, if adversely determined, would have a Material Adverse Effect;

          (l) Insurance. Evidence satisfactory to the Lender that the insurance policies required by Section 6.5 (Maintenance of Insurance) and each Collateral Document are in full force and effect, together with endorsements naming the Lender, on behalf of the Secured Parties, as an additional insured or loss payee under all insurance policies to be maintained with respect to the Collateral;

          (m) Auditors. A letter from the Borrower to its independent certified public accountants authorizing the independent certified public accountants of the Lender to communicate with the Lender in accordance with Section 6.6 (Access);

          (n) Consents, Etc. (i) Evidence satisfactory to the Lender that, as of the Effective Date, each of the Borrower and its Material Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all Permits of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrower and its Material Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents;

               (ii) Without prejudice to the generality of Subsection 3.1(n)(i):

          (A) Approval of the Board of Directors of the Borrower and approval of the independent directors of the Borrower acting as a special committee; and

          (B) a written opinion from an investment banking firm of national standing that the transaction contemplated by this Agreement is fair, from a financial point of view, to the Borrower.

          (o) Additional Documents. Such other certificates, documents, agreements and information with respect to Borrower as the Lender may, in its sole discretion, request.

          (p) Payment by Borrower of the Upfront Fee. The Borrower shall have paid to the Lender the Upfront Fee in full in immediately available funds.

          (q) Subordinated Pledge Agreement. The Subordinated Pledge Agreement duly executed by the Borrower.

          Section 3.2 Conditions Precedent to Each Loan. The obligation of Lender to make any Loan shall be subject to the satisfaction of all of the following further conditions precedent, that:

          (a) Notices and Requests. With respect to any Loan, the Lender shall have received a duly executed Notice of Borrowing.

          (b) Representations and Warranties; Borrowing Base Deficiency; Events of Default. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance:

              (i) the representations and warranties set forth in Article IV (Representations and Warranties) (other than the representations and warranties set forth in Section 4.12(b) and 4.3(b)) shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

              (ii)  no Borrowing Base Deficiency shall exist; and

              (iii) no Event of Default shall have occurred and be continuing;

          (c) Requirements of Law. The making of such Loan on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently; and

          (d) Indenture Provisions. The Lender shall have received evidence and calculation reasonably satisfactory to it demonstrating that the making of such Loan on such date does not violate any provision of the Indenture, including without limitation, Section 4.05, and without limitation, that such Loan will constitute "Permitted Debt" as defined in the Indenture.

          (e) Additional Documents. The Lender shall have received such additional documents, information and materials as Lender may reasonably request.

Each submission by the Borrower to the Lender of a Notice of Borrowing each acceptance by the Borrower of the proceeds of a Loan, (each such event being a "Credit Event"), shall be deemed to constitute a representation and warranty by the Borrower on the date of the making of such Loan as to the matters specified in Section 3.2(b) (Representations and Warranties; Borrowing Base Deficiency; Events of Default).

                                  Article IV

                        REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender that, on and as of the Effective Date (after giving effect to the making of any Loan or other financial accommodations on the Effective Date) and on and as of each date as required by Section 3.2(b)(i):

          Section 4.1 Corporate Existence; Compliance with Law. Each of the Borrower and its Material Subsidiaries, (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not in the aggregate have a Material Adverse Effect, (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted, (d) is in compliance with its Constituent Documents, (e) is in compliance with all other applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect and (f) has obtained all Permits from or by, has made all necessary filings with and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for Permits which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

          Section 4.2  Corporate Power; Authorization; Enforceable Obligations.

          (a) Noncontravention. The execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

               (i)   are within Borrower's corporate or other powers;

              (ii) have been duly authorized by all necessary corporate action, including the consent of stockholders where required;

              (iii) do not and will not (A) violate any applicable Requirement of Law applicable to Borrower (including under its Constituent Documents or Regulations T, U and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder) or any Order of any Governmental Authority applicable to Borrower, (B) conflict with or result in the breach of, constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of Borrower or any of its Material Subsidiaries or (C) result in the creation or imposition of any Lien or Encumbrance upon any of the property of Borrower or any of its Material Subsidiaries, other than those in favor of the Secured Parties pursuant to the Collateral Documents;

               (iv) do not require obtaining any Permit from or filing or registration with, any Governmental Authority or any other Person; and

          (b) Due Execution. This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement), duly executed and delivered by Borrower. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms.

          Section 4.3 Financial Statements.

          (a) Accuracy of Financial Statements. The consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999 (the "Balance Sheet Date"), and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the Year then ended, certified by Ernst & Young, LLP, and the consolidated balance sheets of the Borrower and its Subsidiaries as at September 30, 2000, and the related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for the nine (9) months then ended, certified by a Responsible Officer of the Borrower, copies of which have been furnished to Lender, fairly present, subject, in the case of said balance sheets as at September 30, 2000, and said statements of income, retained earnings and cash flows for the nine (9) months then ended, to the absence of footnote disclosure and normal recurring year-end audit adjustments, the consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

          (b) No Material Adverse Change. Since the Balance Sheet Date, there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect.

          (c) No Additional Liability. Neither the Borrower nor any of its Material Subsidiaries has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in Section 4.3(a) (Accuracy of Financial Statements) or in the notes thereto or otherwise permitted by this Agreement.

          Section 4.4 Legal Proceedings. There are no pending, or, to the knowledge of the Borrower, threatened, Legal Proceedings that may affect the Borrower or any of its Material Subsidiaries or their respective properties before any Governmental Authority other than those that, if determined adversely to Borrower, would not have a Material Adverse Effect. The performance of any action by Borrower required or contemplated by any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

          Section 4.5  Taxes.

          (a) Timely Filing of Tax Returns and Payment of Taxes. All material federal, state, local and foreign tax returns, reports and statements (collectively, the "Tax

Returns") required to be filed by the Borrower or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein or otherwise due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Borrower or such Tax Affiliate in conformity with GAAP. Proper and accurate amounts have been withheld by the Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

          (b) Tax-Sharing Agreements. None of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges, (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (iii) any obligation under any written tax sharing agreement or other Contractual Obligation for the allocation of the payment of taxes other than those delivered to the Lender prior to the date hereof.

          Section 4.6 Full Disclosure. The information prepared or furnished by or on behalf of the Borrower in connection with this Agreement or the consummation of the financing hereunder taken as a whole does not contain any untrue statement of a material fact nor omits to state a material fact necessary to make the statements contained therein or herein not misleading. All facts known to the Borrower which are material to an understanding of the financial condition, business, properties or prospects of the Borrower and its Material Subsidiaries taken as one enterprise have been disclosed to the Lender.

          Section 4.7 Margin Regulations. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder.

          Section 4.8  Ownership of the Material Subsidiaries. Set forth on
Schedule 4.8 (Material Subsidiaries) is a true, complete and accurate list showing all Material Subsidiaries of the Borrower and, as to each such Material Subsidiary (if formed), the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower and any other Stock and Stock Equivalents of such Material Subsidiary. All of the outstanding Stock of each Material Subsidiary of the Borrower has been validly issued, is fully paid and non-assessable and is owned by the Borrower or a Material Subsidiary of the Borrower free and clear of all Liens and Encumbrances (other than the Liens created pursuant to the Senior Loan Documents, Subordinated Security Document, the Subordinated Pledge Agreement and the Pledge Agreement). Neither the Borrower nor any such Material Subsidiary is a party to, or has knowledge of, any Contractual Obligation restricting the transfer or hypothecation of any Stock or Stock Equivalent of any such Material Subsidiary, other than the Loan Documents and the Senior Loan Documents. The Borrower does not own or hold, directly or indirectly, any Securities of any Person other than such Subsidiaries and Investments permitted by Section 7.8 (Investments in Other Persons). There are no Material Subsidiaries other than the Guarantor, NSFC and the EG Line Subsidiary.

          Section 4.9  ERISA.

          (a) List of Employee Benefit Plans. Schedule 4.9 (Employee Benefit Plans) separately identifies, as of the date hereof, all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of
Section 3(3) of ERISA to which the Borrower or any of its Material Subsidiaries has any obligation or liability, contingent or otherwise.

          (b) Tax Qualification. Each employee benefit plan of the Borrower or any of its Material Subsidiaries which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where all such failures have no Material Adverse Effect.

          (c) Compliance with Requirements of Law. Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliance that in the aggregate would not have no Material Adverse Effect.

          (d) No Material Adverse Effect. There has been no, nor is there reasonably expected to occur, any ERISA Event which will have a Material Adverse Effect.

          (e)  No Withdrawal Liability. Except to the extent set forth on
Schedule 4.9, none of the Borrower, any of the Borrower's Subsidiaries or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

          Section 4.10 Liens and Encumbrances. There are no Liens or Encumbrances of any nature whatsoever on any properties of the Borrower or any of its Material Subsidiaries other than those permitted by Section 7.1 (Liens, Etc.). The Liens granted by the Borrower to the Lender pursuant to the Collateral Documents are fully perfected Liens in and to the Collateral, subject only to timely filing with Governmental Authorities of the appropriate UCC-1 and UCC-3 financing statements.

          Section 4.11 Related Documents. Except as set forth on Schedule 4.11 (Amendments to Related Documents) and as permitted under Section 7.11 (Modification of Related Documents), none of the Related Documents has been amended or modified in any respect and no provision therein has been waived. Each of the representations and warranties in each of the Related Documents are true and correct in all material respects, and no default or material breach (or event which with the giving of notice or lapse of time or both would be a default or a material breach) has occurred thereunder, except as duly waived, to the extent such waiver is permitted under Section 7.11 (Modification of Related Documents) and a copy of such waiver has been delivered to the Lender.

          Section 4.12 No Burdensome Restrictions; No Defaults.

          (a) Material Contracts. Neither the Borrower nor any of its Material Subsidiaries (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which, either unconditionally or upon the happening of an event, will result in the creation of a Lien or other Encumbrance (other than a Lien or Encumbrance granted pursuant to a Loan Document or a Senior Loan Document or otherwise permitted hereby) on the property or assets of the Borrower or any of its Material Subsidiaries or (ii) is subject to any restriction under its Constituent Documents which would have a Material Adverse Effect.

          (b) No Default. Neither the Borrower nor any of its Material Subsidiaries is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of the Borrower, no other party is in default under or with respect to any Contractual Obligation owed to Borrower or to any Material Subsidiary of a Borrower, other than, in either case, those defaults which in the aggregate would have no Material Adverse Effect.

          (c) Requirements of Law. To the best knowledge of the Borrower, there is no Requirement of Law applicable to Borrower the compliance with which by Borrower would have a Material Adverse Effect.

          (d) Restrictions on Stock. No Material Subsidiary of the Borrower is subject to any Contractual Obligation restricting or limiting its ability to declare or make any dividend payment or other distribution on account of any shares of any class of its Stock or its ability to purchase, redeem, or otherwise acquire for value or make any payment in respect of, any such shares or any shareholder rights, except pursuant to a Loan Document or any Senior Loan Document.

          Section 4.13 No Other Ventures. Except as set forth on Schedule 4.13 (Joint Ventures and Partnerships), none of the Borrower or any of its Material Subsidiaries is engaged in any joint venture or partnership with any other Person.

          Section 4.14 Investment Company Act. Neither the Borrower nor any of its Material Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. None of the making of the Loans by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by the Loan Documents will result in a violation by the Borrower or any of its Material Subsidiaries of any provision of such act or any Requirement of Law created by the Securities and Exchange Commission thereunder.

          Section 4.15 Public Utility Holding Company Act. Neither the Borrower nor any of its Material Subsidiaries is a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

          Section 4.16 Insurance. All policies of insurance of any kind or nature of the Borrower or any of its Material Subsidiaries are in full force and effect and are of a nature and provide such coverage (a) as is sufficient and as is customarily carried by companies of the size and character of the Borrower or such Material Subsidiary and (b) as is required under any of the Related Documents or Loan Documents.

          Section 4.17 Labor Matters.

          (a) No Strikes. There are no strikes, work stoppages, slowdowns or lockouts pending, threatened against or involving, the Borrower or any of its Material Subsidiaries, other than those that in the aggregate would not have a Material Adverse Effect.

          (b) No Claims or Complaints. There are no unfair labor practices, grievances or complaints pending, or, to the best of the Borrower knowledge after due inquiry, threatened, against or involving the Borrower or any of its Material Subsidiaries, nor are there any arbitration or grievances threatened that are reasonably likely to involve the Borrower or any of its Material Subsidiaries, other than those which, in the aggregate, if resolved adversely to the Borrower or such Material Subsidiary, would have no Material Adverse Effect.

          Section 4.18 Use of Proceeds. The proceeds of the Loans are being used by the Borrower solely for general working capital and corporate purposes and not to repay or refinance existing Indebtedness of the Borrower and its Subsidiaries or any transaction costs, fees and expenses related to any such refinancing.

          Section 4.19 Environmental Matters.

          (a) Environmental Laws. The operations of the Borrower and each of its Material Subsidiaries and their respective tenants have been and are in compliance with all Environmental Laws, other than such non-compliances that in the aggregate have no Material Adverse Effect or have been disclosed in the Financial Statements delivered pursuant to Section 4.3(a) (Accuracy of Financial Statements).

          (b) Permits. The Borrower and its Material Subsidiaries have obtained and currently possess all Permits necessary for their operations, all such Permits are in good standing and the Borrower and each of its Material Subsidiaries is in compliance with the terms and conditions of such Permits, except for failures to comply that in the aggregate have no Material Adverse Effect.

          (c) No Threatened Legal Proceeding. None of the Borrower or any of its Material Subsidiaries currently (or, to the best of the knowledge of the Borrower after due inquiry, previously) owned or leased property or engaged operations subject to any threatened or outstanding Order, Contractual Obligation, notice of violation or potential liability or is subject to any pending, or, to the Borrower's knowledge, threatened, Legal Proceeding with respect to (i) any Environmental Law, (ii) a Remedial Action or (iii) Environmental Liabilities and Costs arising from a Release or threatened Release, other than those that in the aggregate have no Material Adverse Effect.

          (d) Disposal Facilities. Except as set forth on Schedule 4.19(d) (Disposal Facilities), none of the Borrower or any of its Material Subsidiaries is a treatment, storage or disposal facility requiring a Permit under the Resource Conservation and Recovery Act, 42 U.S.C.(S).6901 et seq., as amended, the regulations thereunder or similar Requirement of Law.

          (e) No Undisclosed Information. There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned or operated by the Borrower or any of its Material Subsidiaries that are not specifically included in the information furnished to the Lender other than those that in the aggregate have no Material Adverse Affect.

          (f) No Environmental Lien. As of the date hereof, no Environmental Lien had attached to any property of the Borrower or any of its Material Subsidiaries.

          Section 4.20 Ownership of Properties.

          (a) Title. The Borrower and its Material Subsidiaries own good, indefeasible and marketable title to, or valid leasehold interests in, all real properties and good and indefeasible title to all personal properties and assets purported to be owned by the Borrower or any of its Material Subsidiaries, including those reflected on the most recent Financial Statements delivered by the Borrower, and none of such properties and assets is subject to any Lien or other Encumbrance, except Liens granted to the Lender pursuant to the Loan Documents or otherwise permitted hereunder or granted under the Senior Loan Documents. The Borrower and its Material Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's and its Material Subsidiaries' right, title and interest in and to all such property.

          (b) Permits. All Permits required to have been issued or appropriate to enable all real property owned or leased by the Borrower or any of its Material Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would have no Material Adverse Effect.

          (c) No Condemnation Proceeding. None of the Borrower nor any of its Material Subsidiaries has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation or other Legal Proceeding affecting any real property owned or leased by the Borrower or any of its Material Subsidiaries or any part thereof, except those which, in the aggregate, would have no Material Adverse Effect.

          (d) No Damage. No portion of any real property owned or leased by the Borrower or any of its Material Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition.

          Section 4.21 Existing Indebtedness. Schedule 4.21 (Existing Indebtedness) separately identifies all Indebtedness as of the date hereof of the Borrower and its Subsidiaries which is to remain outstanding after the Effective Date and is (i) for borrowed money or (ii) incurred outside of the ordinary course of the business and in a manner and to the extent consistent with past practice or (iii) material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole (or will be material to the financial condition, business, operations or prospects of the Borrower and its Subsidiaries, taken as a whole). For purpose of subsection (iii) of this Section 4.21, Indebtedness equal to or in excess often million Dollars ($10,000,000) is deemed material.

          Section 4.22 Solvency. Both before and after giving effect to (a) the Loans to be made or extended on the Effective Date or such other date as Loans requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrower, (c) the consummation of the other financing transactions contemplated hereby and (d) the payment and accrual of all transaction costs in connection with the foregoing, Borrower is Solvent.

                                   Article V

                              REPORTING COVENANTS

          As long as any of the Obligations or the Commitments remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

          Section 5.1 Financial Statements. The Borrower shall furnish to the Lender the following Financial Statements:

          (a) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each fiscal month in each Year (other than any fiscal month ending on the last day of any Quarter), consolidated and consolidating unaudited balance sheets of the Borrower and its Subsidiaries as of the close of such month and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for such month and that portion of the current Year ending as of the close of such month, in each case prepared in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end audit adjustments) together with (i) a statement by a Responsible Officer of the Borrower that such financial information presents fairly in accordance with GAAP (subject to the absence of footnote disclosure and normal recurring year-end adjustments) the financial position, results of operations and statements of cash flow of the Borrower and its Subsidiaries, on both a consolidated and consolidating basis, as at the end of such month and for the period then ended and (ii) a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

          (b) Quarterly Financial Statements and Compliance Certificates. As soon as available and in any event within fifty (50) days after the end of each Quarter of each Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, retained earnings and cash flow of the Borrower and its Subsidiaries for the period commencing at the end of the previous Year and ending with the end of such Quarter, all prepared in conformity with GAAP and certified by the Responsible Officer of the Borrower and a certificate of such Responsible Officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrower proposes to take with respect thereto;

          (c) Annual Audited Financial Statements. As soon as available and in any event within ninety-five (95) days after the end of each Year, consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by

Ernst & Young, LLP or other independent public accountants of recognized international standing and acceptable to the Lender, together with a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing or, if in the opinion of such accounting firm a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof;

          (d) Borrowing Base Certificate. A copy of every Borrowing Base Certificate (as defined in the Senior Credit Agreement) delivered to the Senior Agent at the same time as such delivery;

          (e) Annual Operating Plans. Not later than thirty (30) days after the end of each Year beginning with the Year ending December 31, 2000, and an annual operating plan of the Borrower and its Subsidiaries for the following Year, approved by the Board of Directors of the Borrower, which will include, without limitation, a statement of all of the material assumptions on which such plan is based, monthly balance sheets and a monthly budget for the following year and which will integrate sales, gross profits, operating expenses, operating profit and cash flow projections all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management's good faith estimates of future financial performance based on historical performance); and

          (f) Additional Information. Promptly, from time to time, such other information regarding the operations, including information regarding specific product categories and lines of business of the Borrower and its Subsidiaries, the business affairs and financial condition (including financial controls and accounting practices) of the Borrower or any of its Subsidiaries or compliance by the Borrower and its Subsidiaries with the terms of any Loan Document, as the Lender may reasonably request.

          Section 5.2  Default Notices. Promptly, and in any event within five
(5) Business Days after any Responsible Officer of the Borrower becomes aware of any occurrence which it knows to constitute any Default or Event of Default, the Borrower shall deliver to the Lender a certificate of a Responsible Officer setting forth the details of such occurrence and the action which the Borrower is taking or proposes to take with respect thereto.

          Section 5.3 [not used]

          Section 5.4 ERISA Matters. The Borrower shall furnish the Senior Agent (with sufficient copies for each of the Lenders):

          (a) ERISA Event. Promptly and in any event within thirty (30) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a written statement of a Responsible Officer of the Borrower describing such ERISA Event and the action, if any, that the Borrower, its Subsidiaries or its ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

          (b) Request for Minimum Funding Waiver. Promptly and in any event within ten (10) days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of the Borrower describing such waiver request and the action, if any, which the Borrower, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with any Governmental Authority pertaining thereto;

          (c) Notice of Intent to Terminate. Simultaneously with the date that the Borrower, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each notice.

          Section 5.5 Litigation. Promptly after the commencement thereof, the Borrower shall give the Lender written notice of the commencement of any Legal Proceeding that, if adversely determined, would have a Material Adverse Effect. Not later than fifty (50) days after the end of each Quarter, the Borrower shall deliver to the Lender a written report describing any Legal Proceeding that may affect the Borrower or any of its Subsidiaries and that, in the reasonable judgment of the Borrower, exposes the Borrower or such Subsidiary to liability in an amount aggregating two million Dollars ($2,000,000) or more.

          Section 5.6 Notices under Related Documents. Promptly after the sending or filing thereof, the Borrower shall send the Lender copies of all material notices, certificates or reports delivered pursuant to or in connection with any Related Document.

          Section 5.7 SEC Filings; Press Releases. Promptly after the sending or filing thereof, the Borrower shall send the Lender copies of (a) all reports which the Borrower sends to its security holders generally or to the holders of Securities issued under the Indenture, (b) all reports and registration statements which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases and (d) all other statements concerning material changes or developments in the business of Borrower made available by Borrower to the public.

          Section 5.8 Labor Relations. Promptly after becoming aware of the same, the Borrower shall give the Lender written notice of (a) any material labor dispute to which the Borrower of any of its Material Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to such Person's plants and other facilities and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person.

          Section 5.9 Insurance. As soon as is practicable and in any event within thirty (30) days prior to the expiration or termination of any insurance coverage for which the Borrower is required to name the Lender as additional insured or loss payee hereunder or under any other Loan Document, the Borrower will furnish the Lender (in sufficient copies for each of the Lenders) a confirmation executed by the insurance company or the Borrower's insurance broker and in form and substance satisfactory to the Lender that such coverage has been continued.

          Section 5.10 Environmental Matters. The Borrower shall provide the Lender promptly and in any event within ten (10) days of the Borrower or any of its Material Subsidiaries learning of any of the following, written notice of any of the following:

          (a) Environmental Lien. The receipt by Borrower of notification that any real or personal property of Borrower is subject to any Environmental Lien that has a Material Adverse Effect;

          (b) Notice of Violation of an Environmental Law. The receipt by Borrower of any notice of violation of or potential liability under, or knowledge by such Borrower that there exists a condition which could reasonably be expected to result in a violation of or liability under, any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (c) Commencement of a Legal Proceeding. The commencement of any Legal Proceeding alleging a violation of or liability under any Environmental Law, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs that have a Material Adverse Effect;

          (d) Property Acquisition. Any proposed acquisition of Securities, assets or real estate, any proposed leasing of property or any other action Borrower or any of its Material Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs that have a Material Adverse Effect; and

          (e) Additional Permits; Additional Capital Improvements. Any proposed action by any Borrower or any of its Material Subsidiaries which in the aggregate have a reasonable likelihood of requiring the Borrower to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate subject the Borrower to additional Environmental Liabilities and Costs that have a Material Adverse Effect; and

          (f) Status Report. Upon written request by Lender, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

          Section 5.11 Other Information. The Borrower will provide the Lender with such other information respecting the business, properties, condition (financial or otherwise) or operations of the Borrower or any of its Subsidiaries as Lender may from time to time reasonably request.

                                  Article VI

                             AFFIRMATIVE COVENANTS


          As long as the Obligations or the Commitment remain outstanding, unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

          Section 6.1 Preservation of Corporate Existence, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain, its corporate existence, rights (charter and statutory) and franchises, except as permitted by Section 7.6 (Restriction on Fundamental Changes).

          Section 6.2 Compliance with Law, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, comply in all material respects with all applicable Requirements of Law, Contractual Obligations and Permits; provided, however, that the Borrower shall not be deemed in default of this
Section 6.2 if such non-compliance in the aggregate would not have a Material Adverse Effect.

          Section 6.3 Conduct of Business. The Borrower shall, and shall cause each of its Material Subsidiaries to conduct its business in the ordinary course consistent with past practice and use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with the Borrower or any of its Material Subsidiaries; provided, however, that the Borrower shall not be deemed in default of this
Section 6.3 if all such failures to comply in the aggregate would have no Material Adverse Effect.

          Section 6.4 Payment of Taxes, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, pay and discharge before the same shall become delinquent, all lawful claims, taxes, assessments, charges and levies of a Governmental Authority, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Borrower or the appropriate Subsidiary in conformity with GAAP.

          Section 6.5 Maintenance of Insurance. The Borrower shall (i) maintain, and cause to be maintained for each of its Material Subsidiaries, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such

Material Subsidiary operates and, in any event, all insurance required by any Collateral Documents.

          Section 6.6 Access. The Borrower shall from time to time, permit the Lender, or any agents or representatives thereof, within five (5) Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required), on any Business Day, to (a) examine and make copies of and abstracts from the records and books of account of the Borrower and each of its Subsidiaries, (b) visit the properties of the Borrower and each of its Subsidiaries, (c) discuss the affairs, finances and accounts of the Borrower and each of its Subsidiaries with any of their respective officers or directors and (d) communicate directly with the Borrower's independent certified public accountants. The Borrower shall authorize its independent certified public accountants to disclose to the Lender any and all financial statements and other information of any kind, as the Lender reasonably requests from the Borrower and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrower or any of its Subsidiaries.

          Section 6.7 Keeping of Books. The Borrower shall, and shall cause each of its Material Subsidiaries to, keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Material Subsidiary.

          Section 6.8 Maintenance of Properties, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain and preserve and (if necessary) acquire, (a) all of its properties which are necessary in the conduct of its business in good working order and condition, (b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business and (c) all Intellectual Property owned by the Borrower or its Material Subsidiaries or that is necessary for the operations of their respective businesses; provided, however, that the Borrower shall not be deemed in default of this Section 6.8 if all such failures in the aggregate would have no Material Adverse Effect.

          Section 6.9 Maintenance of Contractual Obligations, Etc. The Borrower shall, and shall cause each of its Material Subsidiaries to, perform, observe and comply with each of the covenants, conditions and agreements set forth in the Related Documents (which in the case of the Senior Loan Documents, shall be as such covenants, conditions and agreements are from time to time waived or amended in accordance with the provisions thereof) and under each other Contractual Obligation under which it or any of its Material Subsidiaries may be bound (including to pay all rent and other charges payable under any lease and all Indebtedness and other obligations as the same become due) and do all things necessary to preserve and to keep unimpaired any rights the Borrower or any of its Material Subsidiaries may have under any Contractual Obligation; provided, however, that the Borrower shall not be deemed in default of this Section 6.9 if all such failures in the aggregate would have no Material Adverse Effect.

          Section 6.10 Application of Proceeds. The Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.18 (Use of Proceeds).

          Section 6.11 Year. The Borrower shall, and shall cause each of its Material Subsidiaries to, maintain as its fiscal year the twelve month period ending on the thirty-first (31st) of December of each year.

          Section 6.12 Environmental. The Borrower shall, and shall cause any Material Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of the Borrower or any of its Material Subsidiaries incurring Environmental Liabilities and Costs that have a Material Adverse Effect, promptly advise the Lender thereof and (i) if requested by the Lender, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action, undertake such investigation or other action as required by Environmental Laws or other Requirements of Law or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event.

          Section 6.13   Inventory.

          (a) Appraisals and Investigations. The Borrower shall promptly furnish to the Lender any information which Borrower furnishes to the Senior Agent regarding the Inventory and its value, including correct and complete copies of any invoices, underlying agreements, instruments or other documents.

          (b) Physical Verifications. The Lender may make physical verifications of the Inventory in any manner and through any medium that the Lender considers advisable, and the Borrower and the Guarantor shall furnish, or shall cause to be furnished, all such assistance and information as the Lender may require in connection therewith.

          Section 6.14 Accounting Changes; Year. The Borrower will disclose in writing to the Lender promptly after such change, any change in (a) the accounting treatment, reporting practices or tax reporting treatment of the Borrower or any of its Material Subsidiaries and (b) the fiscal year of the Borrower or any of its Material Subsidiaries.

          Section 6.15 EG Line Subsidiary. The Borrower shall cause the EG Line Subsidiary to at all times (a) conduct no business other than owning and operating the EG Line (and other business directly related thereto) and (b) own or lease no assets other than the EG Line and other assets directly used in relation to the ownership or operation thereof.

                                  Article VII

                              NEGATIVE COVENANTS

          As long as any of the Obligations or the Commitments remain outstanding and unless the Lender otherwise consents in writing, the Borrower agrees with the Lender that:

          Section 7.1 Liens, Etc. The Borrower will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien or other Encumbrance upon, or with respect to, any of its properties or assets, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for:

          (a) Liens created pursuant to the Loan Documents or the Senior Loan Documents;

          (b) Liens securing Indebtedness permitted under Section 7.2(g) and Liens on the EG Line securing Indebtedness in respect of the EG Line Financing in an amount not to exceed forty-three million Dollars ($43,000,000) in the aggregate;

          (c) Purchase Money Liens. Purchase money Liens or purchase money security interests upon or in any property (other than the Collateral) acquired or held by any Loan Party in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property; provided, however, that (i) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of the property subject thereto, (ii) the principal amount of the Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such cost, (iii) such Lien does not extend to or cover any, other property other than such item of property and any improvements on such item and (iv) the aggregate principal amount of the Indebtedness secured by the Liens permitted by this Section 7.1(c) (Purchase Money Liens) at any time outstanding shall not exceed fifty million Dollars ($50,000,000) in the aggregate;

          (d) Refinancing of Indebtedness. Any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness or other Obligation secured by any Lien permitted by Section 7.1(b) or Section 7.1(c) (Purchase Money Liens) without any increase in the amount secured thereby or in the assets subject to such Lien;

          (e) Mechanics' Liens. Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by Borrower in the ordinary course of business which secure its obligations to such Person; provided, however, that (i) Borrower is not in default with respect to such payment obligation to such Person or (ii) Borrower is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of Borrower in conformity with GAAP and all such Liens in the aggregate would, if all such contests are adversely determined, have no Material Adverse Effect;

          (f) Tax Liens. Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; provided, however, that (i) Borrower is in default in respect of any payment obligation with respect thereto or (ii) Borrower is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof on the books of Borrower in conformity with GAAP and all such Liens in the aggregate would, if all such contests are adversely determined, have no Material Adverse Effect;

          (g) Employment Benefits Liens. Liens incurred, or pledges and deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

          (h) Performance Liens. Pledges or deposits of Cash or Cash Equivalents securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and performance bonds and other obligations of like nature, in each case incurred as an incident to and in the ordinary course of business;

          (i) Judgment Liens. Pledges or deposits of cash or Cash Equivalents securing appeal bonds and judgment liens; provided, however, that all such Liens in the aggregate have no Material Adverse Effect;

          (j) Zoning Restrictions and Easements. Zoning restrictions, easements, licenses, reservations or restrictions on the use of real property or minor irregularities of title incident thereto which do not in the aggregate render title thereto unmarketable or impair, in any material manner, the use of such property for the purposes for which such property is held by Borrower;

          (k) Expired Financing Statements and Operating Leases. Expired financing statements, financing statements filed for precautionary purposes in respect of operating leases, and financing statements in respect of Liens permitted hereby; and

          (l)  Existing Liens. Liens existing as of the date hereof set forth on
Schedule 7.1 (Existing Liens).

          Section 7.2 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, maintain or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          (a)  the Obligations and the Senior Loan Obligations;

          (b)  Indebtedness with respect to Guaranty Obligations permitted by
Section 7.3 (Guaranty Obligations);

          (c) current liabilities for goods or services purchased in the ordinary course of business;

          (d) Indebtedness owing to any wholly-owned Subsidiary of the Borrower by the Borrower or by any other wholly-owned Subsidiary of the Borrower and Indebtedness owing to the Borrower by any Subsidiary of the Borrower which is subordinated to the Obligations on terms acceptable to the Lenders;

          (e)  Indebtedness outstanding on the Effective Date and listed on
Schedule 4.21 (Existing Indebtedness) ("Existing Indebtedness") and any refinancing thereof without any increase in the principal amount of such Indebtedness or decrease in the average maturity thereof;

          (f)  Indebtedness incurred pursuant to the Indenture;

          (g) (i) purchase money Indebtedness used to purchase properties of the Borrower subject to an operating lease as of the date of the Senior Credit Agreement if the aggregate principal amount of such Indebtedness is not more than the Fair Market Value thereof and (ii) Capitalized Lease Obligations if the corresponding Capitalized Lease is the result of the conversion of an operating lease of the Borrower existing as of the date of the Senior Credit Agreement and the present value of all payments due under the corresponding Capitalized Lease is not more than one hundred and five percent (105%) of the present value of all payments due or that will become due under such operating lease;

          (h) Indebtedness otherwise permitted by Section 4.05 (Limitation on Debt and Restricted Subsidiary Preferred Stock) of the Indenture; and

          (i) surety bonds for the performance of a contract other than for the payment of money entered into in the ordinary course of business consistent with past practice.

          Section 7.3 Guaranty Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, incur, assume, endorse, be or become liable for, guaranty (whether directly or indirectly) or permit or suffer to exist, any Guaranty Obligation, except for (a) Guaranty Obligations evidenced by a Loan Document or a Senior Loan Document, (b) Guaranty Obligations incurred by the Borrower in respect of Indebtedness of the Borrower permitted by Section 7.2 (Indebtedness) and (c) Guaranty Obligations incurred by the Borrower to guaranty the obligations of the EG Line Subsidiary under the EG Line Financing.

          Section 7.4 Restrictions on Subsidiary Distributions; No New Negative Pledge.

          (a) No Encumbrance on Dividend Payments. The Borrower will not, and will not permit any of its Material Subsidiaries to, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Material Subsidiary to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrower or any other Material Subsidiary.

          (b) No New Negative Pledges. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any Contractual Obligation which prohibits or limits the ability of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien or Encumbrance upon any of the Collateral, whether now owned or hereafter acquired, to secure the Obligations.

          Section 7.5 Restricted Payments. The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Material Subsidiary may make Restricted Payments to the Borrower or the Guarantor; provided, further, that, the Borrower and its Material Subsidiaries may make any Restricted Payment permitted under Section
4.06 (Limitation on Restricted Payments) of the Indenture and under Section 8.5 of the Senior Credit Agreement.

          Section 7.6 Restriction on Fundamental Changes. The Borrower will not, and will not permit any of its Material Subsidiaries to, (i) merge with any Person other than a wholly-owned Material Subsidiary of the Borrower, provided, however, that neither the Guarantor nor the EG Line Subsidiary shall merge with any other Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock Equivalents of any Person or (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person; provided, however, that the Borrower shall be authorized to consummate any transaction described in clauses (i) through (iv) and the Guarantor shall be authorized to consummate any transaction described in clauses (ii) through (iv), in each case to the extent the Stock, Stock Equivalents and assets that are acquired do not have in the aggregate a Fair Market Value of more than fifty million Dollars ($50,000,000) per Year and, in the case of any transaction described in clause (i) involving the Borrower, the surviving corporation is the Borrower.

          Section 7.7  Sale of Assets.

          (a) Sale of Assets. The Borrower will not, and will not permit any of its Material Subsidiaries to, engage in any Asset Sale, except (i) the sale of Accounts and certain related property pursuant to the Receivables Purchase Facility to the extent permitted under the Intercreditor Agreement or (ii) any Asset Sale permitted under

Section 4.08 (Limitation on Sale of Mortgaged Properly) or (other than an Asset Sale involving any Collateral) Section 4.10 (Limitation on Sale of Assets Other than Mortgaged Property) of the Indenture.

          (b) Sale of Accounts Receivable. The Borrower will not sell, otherwise dispose of or factor at maturity or collection, or permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any Accounts, except pursuant to the Receivables Purchase Facility to the extent permitted under the Intercreditor Agreement.

          Section 7.8 Investments in Other Persons. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly make or maintain any Investment, except:

          (a) Investments in Accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrower and its Subsidiaries;

          (b) Investments received in settlement of amounts due to Borrower effected in the ordinary course of business;

          (c) Investments in Subsidiaries existing as of the Effective Date, any Investment in the Guarantor Investments resulting from any transaction permitted under Section 7.6 (Restriction on Fundamental Changes) and Investments in the EG Line Subsidiary consisting of the EG Line and other assets in an aggregate amount not to exceed one million Dollars ($1,000,000);

          (d) Loans or advances to employees of any of Borrower's Material Subsidiaries in the ordinary course of business, which loans and advances shall not in the aggregate exceed one million Dollars ($1,000,000) outstanding at any time;

          (e)  Investments in Cash Equivalents;

          (f)  Investments existing on the date hereof and set forth on Schedule
     7.8 (Existing Investments); and

          (g) Investments in joint ventures to the extent permitted under clause (g) or (h) of the definition of "Permitted Investments" in Section
     1.01 (Definitions) of the Indenture.

          Section 7.9 Change in Nature of Business. The Borrower will not, and will not permit any of its Material Subsidiaries to, make any material change in the nature or conduct of its business as carried on at the date hereof.

          Section 7.10 Compliance with ERISA. The Borrower will not, and will not permit any of its Subsidiaries to, or cause or permit any ERISA Affiliate to, cause or permit to occur (a) an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that could have a Material Adverse Effect.

          Section 7.11 Modification of Related Documents. The Borrower will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Lender, alter, rescind, terminate, amend, supplement, refinance, refund, waive or otherwise modify any provision of any Related Document (other than the Senior Loan Documents).

          Section 7.12 Modification of Existing Indebtedness Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of any Existing Indebtedness if the effect of such amendment is to (a) increase the interest rate on such Existing Indebtedness; (b) change the dates upon which payments of principal or interest are due on such Existing Indebtedness other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein or add any covenant with respect to such Existing Indebtedness; (d) change the redemption or prepayment provisions of such Existing Indebtedness other than to extend the dates therefor or to reduce the premiums payable in connection therewith; (e) grant any security or collateral to secure payment of such Existing Indebtedness; or (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Existing Indebtedness in a manner adverse to the Borrower, any of its Subsidiaries, or the Lender.

          Section 7.13  Transactions with Affiliates.

          (a) General Limitation on Affiliate Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, except as otherwise expressly permitted herein, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange or the rendering of any service) (an "Affiliate Transaction") with, or for the benefit of, any Affiliate of the Borrower unless (i) the terms of such Affiliate Transaction are (A) set forth in writing and (B) not less favorable to the Borrower or such Subsidiary, as the case may be, that those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Borrower, (ii) if such Affiliate Transaction involves aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members of the board of directors of the Borrower) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (i) of this Section 7.13(a) as evidenced by a board resolution promptly delivered to the Senior Agent and (iii) if such Affiliate Transaction involves aggregate payments or value in excess of twenty million Dollars ($20,000,000), the Borrower obtains a written opinion from an independent financial advisor to the effect that such Affiliate Transaction is fair, from a financial point of view, to the Borrower or such Subsidiary, as the case may be.

          (b) Approval of Specific Affiliate Transactions. The following Affiliate Transactions shall not be prohibited under Section 7.13(a) (General Limitation on Affiliate Transactions):

               (i) any Affiliate Transaction between the Borrower and the Guarantor;

               (ii)  any Restricted Payment permitted to be made pursuant to
     Section 7.5 (Restricted Payments);

               (iii) any issuance of securities, or other payments, awards or grants in securities or otherwise pursuant to, or the funding of, employment arrangements, pension or other benefit plans, stock option and stock ownership plans and other compensatory arrangements approved by the board of directors of the Borrower;

               (iv) the payment of reasonable fees to directors of the Borrower or such Subsidiary who are not employees of the Borrower or any of its Subsidiaries;

               (v) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Borrower or such

     Subsidiary, as the case may be, provided, however, that such loans and advances do not exceed $5,000,000 in the aggregate at any time outstanding;

               (vi) any Affiliate Transaction between the Borrower or any Subsidiary, on the one hand, and one or more joint ventures that are Affiliates of the Borrower or any Subsidiary, on the other hand, that (A) are on terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a person that is not an Affiliate of the Borrower and (B) if such Affiliate Transactions involve aggregate payments or value in excess of ten million Dollars ($10,000,000), the board of directors of the Borrower (including a majority of the disinterested members thereof) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clause (A) of this
     Section 7.13(b)(vi); and

               (vii) the execution, delivery and performance of obligations under the Loan Documents.

          Section 7.14 Operating Leases. The Borrower will not, and will not permit any of its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any operating lease, unless that aggregate amount of all rents payable under all such operating leases shall not exceed one hundred million Dollars ($100,000,000) in any Year.

          Section 7.15 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction covering any property with a Fair Market Value in excess of one hundred million Dollars ($100,000,000) in the aggregate.

          Section 7.16 Cancellation of Indebtedness Owed to It. The Borrower will not, and will not permit any of its Subsidiaries to, cancel any claim or Indebtedness owed to it except for reasonable consideration and in the ordinary course of business consistent with the past practice.

          Section 7.17 Material Subsidiaries. The Borrower will not have any Subsidiary other than the Guarantor, NSFC and the EG Line Subsidiary that is a Material Subsidiary. The Borrower will not permit the sum of (a) the aggregate of the amounts by which the book value of the total assets of each Subsidiary listed in Schedule 1.1 (Non-Material Subsidiaries) exceeds the amount set forth opposite such Subsidiary in such Schedule plus (b) the aggregate book value of all assets of all

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Subsidiaries of the Borrower (other than the Guarantor, NSFC, the EG Line
Subsidiary and such Subsidiaries listed on Schedule 1.1) to exceed ten million Dollars ($10,000,000).

          Section 7.18 Capital Structure. The Borrower will not, and will not permit any of its Material Subsidiaries to, change its capital structure (including in the terms of its outstanding Stock) or amend its Constituent Documents other than for changes and amendments which in the aggregate have no Material Adverse Effect.

          Section 7.19 No Speculative Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                                 Article VIII

                                 SUBORDINATION

          Section 8.1 Obligations Subordinate to Senior Loan Obligations. The Borrower and the Lender, by the Lender's acceptance hereof, covenant and agree that, to the extent and in the manner hereinafter set forth in this Section 8, the Obligations (collectively, the "Subordinated Indebtedness") are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Loan Obligations. This Section 8 constitutes a continuing offer to all Persons who become holders of, or continue to hold, Subordinated Indebtedness, each of whom is an obligee hereunder and is entitled to enforce such holder's rights hereunder, subject to the provisions hereof, without any act or notice of acceptance hereof or reliance hereon.

          (a)  Payment Over of Proceeds Upon Bankruptcy, Etc.

               (i) In the event of (A) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or any Loan Party or its assets, (B) any liquidation, dissolution or other winding up of the Borrower or any Loan Party, whether voluntary or involuntary or whether or not involving insolvency or bankruptcy or (C) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Borrower or any Loan Party (each such event, if any, herein sometimes referred to as a "Proceed-

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     ing"), then and in any such event the holders of all Senior Loan
     Obligations shall first be paid in full (including, without limitation, all Post-Commencement Interest) or provision for such payment shall be made and agreed to in writing by the holders of Senior Loan Obligations before the Lender is entitled to receive any direct or indirect payment or distribution of any cash, property or securities on account of or with respect to Subordinated Indebtedness and to that end the holders of Senior Loan Obligations shall be entitled to receive (pro rata on the basis of the respective amounts of such Senior Loan Obligations held by them) directly, for application to the payment thereof (to the extent necessary to pay all such Senior Loan Obligations in full in cash, whether or not due, including specifically, without limitation, all Post-Commencement Interest after giving effect to any substantially concurrent payment or distribution to the holders of such Senior Loan Obligations and any provision for such payment made and agreed to in writing by the holders of Senior Loan Obligations), any and all payments or distributions of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness in any such Proceeding (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of Subordinated Indebtedness). To the extent any payment of Senior Loan Obligations (whether by or on behalf of the Borrower as proceeds of security of enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Loan Obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

               (ii) Notwithstanding the foregoing provisions of paragraph (i) of this Section 8, in the event of any Proceeding the Lender shall have received any payment from or distribution of assets of the Borrower or the estate created by the commencement of any such Proceeding of any kind or character in respect of the Subordinated Indebtedness, whether in cash, property or securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Borrower being subordinated to the payment of the Subordinated Indebtedness) before all Senior Loan Obligations, whether or not due and including specifically, without limitation, all Post-Commencement Interest thereon, is paid in full or provision therefor is made and agreed to in writing by the holders of Senior Loan Obligations, then in such event, such payment or distribution shall be received

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

     and held in trust for the benefit of and shall be paid over to the holders of Senior Loan Obligations (pro rata, on the basis of the respective amounts of such Senior Loan Obligations held by them) remaining unpaid, to the extent necessary to pay all such Senior Loan Obligations in full in cash including, without limitation, all Post-Commencement Interest thereon, after giving effect to any substantially concurrent payment or distribution to or for the holders of such Senior Loan Obligations, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of the Senior Loan Obligations.

          (b)  Default on Senior Loan Obligations.

               (i) If any Senior Loan Obligations Default shall at any time occur or exist, then at all times thereafter until such Senior Loan Obligations Default shall have been cured or otherwise ceases to exist pursuant to the terms of such Senior Loan Obligations, or the benefits of this sentence shall have been waived in writing by or on behalf of, and at the sole option of, the holders of a majority of the principal amount of such Senior Loan Obligations, then and in such event (A) the Borrower may not and shall not make any payment on account of or with respect to the Subordinated Indebtedness which a holder of Subordinated Indebtedness would be entitled to receive but for the provisions of this Section 8(b)(i) and
     (B) the Lender shall not be entitled, nor shall the Lender have the right to, declare to be due and payable, demand prepayment of, or take any action to collect, any principal outstanding hereunder, any interest accrued thereon, or any other amount payable hereunder, and any purported such declaration, demand or other action shall have no force or effect.

               (ii) In the event that, notwithstanding the foregoing provisions of this Section 8.1(b), any payment or distribution shall be made by or on behalf of the Borrower from any of its assets and received by the Lender at a time when such payment was prohibited by the provisions of Section 8.1(b)(i), then such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Loan Obligations (pro rata, on the basis of the respective amount of such Senior Loan Obligations held by them) remaining unpaid, if made in cash for application to (and if made other than in cash to be held as collateral security for) the payment in full of all Senior Loan Obligations in accordance with its terms (after giving effect to any prior or substantially concurrent payment to the holders of such Senior Loan Obligations).

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               (iii)  The provisions of this Section 8(b) shall not modify or limit in any way the application of Section 8(a).

          (c) Subrogation to Rights of Lenders of Senior Loan Obligations. After all amounts payable under or in respect of Senior Loan Obligations are paid in full in cash, whether or not due, the Lender shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior Loan Obligations pursuant to the provisions of this Section 8 (equally and ratably with the holders of all Indebtedness of the Borrower which by its express terms is subordinate and subject in right of payment to Senior Loan Obligations to substantially the same extent as the Subordinated Indebtedness is so subordinate and subject in right of payment and which is entitled to like rights of subrogation), and to the rights of the holders of such Senior Loan Obligations to receive payments and distributions of cash, property and securities applicable to the Senior Loan Obligations until the Subordinated Indebtedness shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Loan Obligations of any cash, property or securities to which the Lender would be entitled except for the provisions of this Section 8, and no payments over pursuant to the provisions of this Section 8 to the holders of Senior Loan Obligations by the Lenders shall, as among the Borrower and its creditors (other than holders of Senior Loan Obligations and the Lender), be deemed to be a payment or distribution by the Borrower to or on account of the Senior Loan Obligations, it being understood that the provisions of this are solely for the purpose of defining the relative rights of the holders of Senior Loan Obligations on the one hand and the Lender on the other hand.

          (d) No Waiver of Subordination Provisions. No right of any holder of any Senior Loan Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act by such holder or any agent of such holder, or by any noncompliance by the Borrower with such terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Loan Obligations may, at any time and from time to time, without the consent of or notice to the Lender, incurring any liabilities to the Lender and without impairing or releasing the subordination and other benefits provided in this Section 8 or the obligations hereunder of the Lender to the holders of the Senior Loan Obligations, even if any right of reimbursement or subrogation or other right or remedy

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of the Lender is affected, impaired or extinguished thereby, do any one or more of the following:

               (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any Senior Loan Obligations, any security therefor or guaranty thereof or any liability of the Borrower or any guarantor to any holder of Senior Loan Obligations, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, extend, modify, increase or supplement in any manner Senior Loan Obligations or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Loan Obligations is outstanding;

               (ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any property pledged, mortgaged or otherwise securing Senior Loan Obligations or any liability of the Borrower or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

               (iii) settle or compromise any Senior Loan Obligations or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to the Senior Loan Obligations in any manner or order; and

               (iv) fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Loan Obligations by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any guarantor or any other Person, elect any remedy and otherwise deal freely with the Borrower and any security and any guarantor of the Senior Loan Obligations or any liability of the Borrower or any guarantor to any holder of Senior Loan Obligations or any liability incurred directly or indirectly in respect thereof.

          (e)  Additional Documentation.

               (i) The Lender by its acceptance hereof agrees that it takes this Agreement as an obligation subordinated to Senior Loan Obligations and agrees to execute any additional documentation that may be necessary, in the reasonable opinion of the holder of any Senior Loan Obligations, to evidence the

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

     subordination between the Lender and the holders of Senior Loan Obligations as provided in this Section 8.

               (ii) The Senior Agent is hereby authorized, and shall have the right (without any duty) to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Section 8 including, without limitation, the timely filing of a claim or proof of debt for the unpaid balance of the Subordinated Indebtedness in the form required in any Proceeding.

          (f) Agreements of Lender. The Lender for itself and its successors and assigns, agrees that it will not, except as permitted under the Senior Credit Agreement, without the prior written consent of a majority of the holders of the Senior Loan Obligations, (i) modify or amend this Agreement except to the extent not prohibited by the Senior Credit Agreement or the Subordination Agreement, (ii) cancel, waive, forgive, transfer or assign or subordinate the Subordinated Indebtedness to any other Indebtedness of the Borrower or (iii) so long as any Senior Loan Obligations is outstanding, (A) initiate any Proceeding involving the Borrower or any other Loan Party pursuant to which its is sought to adjudicate the Borrower or any other Loan Party bankrupt or insolvent or (B) exercise or assert any right or remedy, by suit or otherwise, against the Borrower or any other Loan Party in respect of the Subordinated Indebtedness except as expressly permitted under the Senior Credit Agreement (provided that nothing herein shall prevent the Lender from filing a claim or statement of interest with respect to the Obligations in any Proceeding).

                                  Article IX

                               EVENTS OF DEFAULT

          Section 9.1 Events of Default. Each of the following events shall be an Event of Default:

          (a) Failure to Repay Principal. The Borrower shall fail to pay any principal of any Loan when the same becomes due and payable; or

          (b) Failure to Pay Interest. The Borrower shall fail to pay any interest on any Loan, any fee under any of the Loan Documents or any other Obligation (other than those subject to Section 9.1(a) (Failure to Repay Principal)) and such non-payment continues for a period of five (5) Business Days after the due date therefor; or

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

          (c) Borrowing Base Deficiency. A Borrowing Base Deficiency shall exist and be continuing for a period of more than 30 days (or such other longer grace period as is provided for such failure in the Indenture), after a Responsible Officer of the Borrower first becomes aware of such Borrowing Base Deficiency; or

          (d) Representation and Warranties. Any representation or warranty made or deemed made by Borrower in any Loan Document in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

          (e) Covenants. Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.1 (Financial Statements) or
Article VII (Negative Covenants), or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten (10) days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Lender; or

          (f) Unenforceability of Collateral Documents. Any material provision of any Collateral Document or any Subordinated Guaranty after delivery thereof pursuant to this Agreement or any other Loan Document shall for any reason cease to be valid and binding, or enforceable against, on Borrower shall so state in writing; or

          (g) Unenforceability of Liens. Any Collateral Document shall for any reason cease to create a valid Lien on any of the Collateral purported to be created thereby or, except as permitted by any Loan Document, such a Lien shall cease to be a perfected Lien or Borrower shall state in writing any of the foregoing; or

          (h) Default Under Other Indebtedness. (i) The Borrower or any of its Material Subsidiaries shall fail to make any payment on any Indebtedness (other than Indebtedness incurred hereunder) of the Borrower or such Material Subsidiary (or any Guaranty Obligation in respect of Indebtedness of any other Person) having a principal amount equal to or greater than ten million Dollars ($10,000,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or (iii) any such Indebtedness shall become or be declared to be

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

due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

          (i) Bankruptcy, Etc. (i) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, shall make a general assignment for the benefit of creditors (ii) any Legal Proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking (A) to adjudicate it bankrupt or insolvent, (B) liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or (C) the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such Legal Proceeding instituted against the Borrower or any of its Material Subsidiaries (but not instituted by the Borrower or such Material Subsidiary), either such Legal Proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such Legal Proceeding shall occur or (iii) the Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth in subsection (i) or
(ii) above; or

          (j) Orders. One or more Orders shall have been entered against the Borrower or any of its Material Subsidiaries (involving, in the case of Orders providing solely for the payment of a sum of money, an amount in excess of ten million Dollars ($10,000,000) in the aggregate to the extent not fully covered by insurance) if (i) enforcement proceedings shall not have been commenced by any creditor upon any such Order or (ii) there shall be any period of thirty
(30) consecutive days during which a stay of enforcement of any such Order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Event of Default. There shall occur an "Event of Default" within the meaning specified in Article IX of the Senior Credit Agreement; or

          (l) Change of Control. There shall occur any Change of Control; or

          (m) ERISA Event. An ERISA Event shall occur and the amount of all liabilities and deficiencies, whether or not assessed, and all waiver requests resulting therefrom, exceeds ten million Dollars ($10,000,000) in the aggregate; or

          (n) Environmental Law Violation. The Borrower or any of its Material Subsidiaries shall have entered into any Contractual Obligation with any

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

Governmental Authority or any Order shall have been entered against the Borrower or any of its Material Subsidiaries, in either case based on, arising from the violation of or pursuant to, any Environmental Law or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, Borrower and its Material Subsidiaries are likely to incur Environmental Liabilities and Costs in excess of ten million Dollars ($10,000,000) in the aggregate.

          Section 9.2 Remedies. Subject to the provisions of the Subordination Agreement and Article VIII hereof, during the continuance of any Event of Default, the Lender (i) may, by notice to the Borrower, declare the obligation of Lender to make Loans to be terminated, whereupon the same shall forthwith terminate and (ii) may, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(i) (Bankruptcy, Etc.), (A) the obligation of Lender to make Loans shall automatically be terminated and (B) the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement shall automatically become and be due and payable without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower . In addition to the remedies set forth above, but still subject to the provisions of the Subordination Agreement and Article VIII hereof, the Lender may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable Requirements of Law.

          Notwithstanding anything to the contrary in this Article IX, to the extent the Borrower is prohibited pursuant to Section 8.5(d) of the Senior Credit Agreement or Section 8.1(b)(i) hereof from paying any amount (other than on the Scheduled Termination Date) otherwise due and payable under any Loan Document, such failure to pay shall not constitute an Event of Default hereunder until the earlier to occur of (i) three Business Days following the day such prohibition ceases to exist and (ii) the Scheduled Termination Date. Interest shall accrue on any such amounts, the payment of which is so prohibited, from the date such amounts are otherwise due and payable hereunder to the date of payment at the rate which is two percent (2%) per annum in excess of the rate of interest otherwise applicable to such Obligations from time to time, or if no rate is theretofore applicable, at the rate which is two percent (2%) per annum above Base Rate.

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                                   Article X

                                 MISCELLANEOUS

          Section 10.1 Amendments, Waivers, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Following notification by the Senior Agent that a waiver or amendment is intended to be made to any of the conditions precedent, representations, warranties or covenants or events of defaults (or to definitions therein) in the Senior Credit Agreement, the Lender and Borrower shall enter into a waiver or, as applicable, an amendment to this Agreement to effect such waiver or amendments to the corresponding conditions precedent, representations and warranties, affirmative covenants and negative covenants or events of defaults (or to definitions therein) of this Agreement. Such waiver or amendment shall become effective contemporaneously with the waiver under or amendment of the Senior Credit Agreement. As consideration for any such waiver or amendment, the Lender shall be entitled to receive from the Borrower, prior to the effectiveness of any such waiver or amendment, an amount equal to that portion of the aggregate consideration paid or to be paid to the lenders and agents under the Senior Credit Agreement in respect of such waiver or amendment thereunder, which at such time is equal to the proportion that the Commitment hereunder bears the aggregate commitments under the Senior Credit Agreement. In the event that the Lender fails to enter into any such waiver or amendment which it is obligated to execute pursuant to this Section 10.1, the Lender shall not be entitled to rely upon any provisions of this Agreement which should have been so amended as giving rise to a Default or Event of Default hereunder.

          Section 10.2  Assignment.

          Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees (of which it has given prior written notice to the Borrower and Senior Agent) all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans). Upon the assignment by Lender to an Eligible Assignee, such Eligible Assignee shall thereupon succeed to, and become vested with, all of the rights, powers, privileges and duties of the Lender under this Agreement and the other Loan Documents and expressly subject to the subordination provisions therein. After any such assignment hereunder, the provisions of Article X shall inure to the benefit of such assigning Lender, its Affiliates, and their respective directors, officers,

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employees, agents and advisors as to any action taken, or omitted to be taken, by such assigning Lender while such retiring assigning Lender was Lender under this Agreement and the other Loan Documents. Any such assignment to an Eligible Assignee, shall only become effective immediately following such Eligible Assignee's agreement in writing delivered to the Senior Agent to be bound by the terms of this Agreement and the Subordination Agreement. Upon an assignment by the Lender of all its rights and obligations hereunder, the Lender may transfer all items of Collateral held under the Collateral Documents and execute and deliver to such Eligible Assignee such amendments to financing statements, and take such other actions as may be necessary or appropriate in connection with the assignment to such Eligible Assignee of the security interests created under the Collateral Documents.

          Section 10.3  Costs; Expenses; Indemnities.

          (a) Reimbursement of Costs and Expenses. The Borrower agrees to pay on demand (i) all costs and expenses (including without limitation attorney fees) of the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including all filings and recording fees, and all audit costs and expenses, (ii) all costs and expenses (including without limitation attorney fees) of the Lender in connection with the repayment, financing or re-financing of any Borrowings hereunder, including without limitation, any fees or break costs in connection therewith, and (iii) all costs and expenses (including without limitation attorney fees) of the Lender in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

          (b) Indemnification Against Third-Party Claims. The Borrower agrees to indemnify and hold harmless the Lender and its Affiliates, and the directors, officers, employees, Lenders, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III (Conditions Precedent to the Effectiveness of this Agreement and to Loans) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any Legal Proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect or consequential and whether based on any Requirement of Law or a Contractual Obligation or otherwise, in any

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manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Related Document, or any act, event or transaction related or attendant to any thereof, the financing or re-financing by the Lender of Borrowings hereunder, the use or intended use of the proceeds of the Loans or in connection with any investigation of any potential matter covered hereby, but
                                                                          ---
not otherwise (collectively, the "Indemnified Matters"); provided, however, that
-------------
the Borrower shall not have any obligation under this Section 10.3(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from
(i) the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or (ii) such Indemnitee being an Affiliate of the Borrower. Without limiting the foregoing, Indemnified Matters include, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrower or any of its Subsidiaries involving any property subject to a Collateral Document or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Borrower or any of its Subsidiaries or the owner, lessee or operator of any property of the Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to any of the foregoing referred to in clauses (i), (ii), (iii) and (iv), to the extent incurred following (A) foreclosure by the Lender, Lender having become the successor in interest to the Borrower or any of its Subsidiaries and (B) attributable solely to acts of the Lender, or any agent on behalf of the Lender.

          (c) Eurodollar Loans. If Lender receives any payment of principal of any Eurodollar Rate Loan other than on the last day of an Interest Period relating to such Loan, whether as a result of any payment made by the Borrower or acceleration of the maturity of the Loans pursuant to Section 9.2 (Remedies) or for any other reason, the Borrower shall, upon demand by pay to the Lender all amounts required to compensate Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment or conversion, including any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain such Loan.

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          (d)  Reimbursement of Brokers' Fees. The Borrower shall indemnify the
Lender, and hold the Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of Borrower or any of its Material Subsidiaries in connection with the transactions contemplated by this Agreement.

          (e) Notification of Borrower. The Lender agrees that, in the event that any such Legal Proceeding set forth in Section 10.3(b) (Indemnification Against Third-Party Claims) is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action is requested of it, any of its Affiliates or any of their respective directors, officers, employees, agents and advisors, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrower in writing.

          (f) Borrower's Obligation to Defend. The Borrower, at the request of any Indemnitee, shall have the obligation to defend against such Legal Proceeding or requested Remedial Action and the Borrower, in any event, may participate in the defense thereof with legal counsel of the Borrower's choice. In the event that such Indemnitee requests the Borrower to defend against such Legal Proceeding or requested Remedial Action, the Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such Legal Proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

          (g) Survival of Indemnification Obligation. The Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.3) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

          (h) Limitation of Liability. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, based on any Requirement of Law, Contractual Obligation or otherwise) to Borrower or any of their respective Subsidiaries or any of their equity holders or creditors for, in relation to, or in connection with the transactions contemplated hereby and in the other Loan Documents and Related Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence or

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willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and the Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 10.4 Third Party Reliance. The parties hereto understand and agree that the provisions of Article VIII and Sections 10.2 and 10.8 are for the benefit of the Senior Agent and the Lenders and Issuers (as defined therein) from time to time party to the Senior Credit Agreement (in addition to the parties hereto), create independent rights thereof and may be enforced independently thereby.

          Section 10.5 Independence of Representations and Warranties. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If the Borrower has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Borrower has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

          Section 10.6 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          Section 10.7   Submission to Jurisdiction; Consent to Service of
Process.

          (a) Submission to Jurisdiction. The parties hereto irrevocably submit, for themselves and in respect of their property, to the non-exclusive jurisdiction of any federal or state court located within the Borough of Manhattan, in the City and State of New York over any dispute arising out of, in connection with, or relating to this Agreement, any Loan Document or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all Legal Proceedings related to such dispute may be heard and determined in such courts. The parties hereto irrevocably waive, to the fullest extent permitted by all applicable Requirements of Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that any Order in any such dispute may be enforced in other jurisdictions by suit on the judgment, other Legal Proceedings or in any other manner provided by all applicable Requirements of Law.

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          (b)  Consent to Service of Process.  The Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of a copy of such process to the Borrower at its address specified in Section 10.8 (Notices, Etc.). The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, other Legal Proceedings or in any other manner provided by any Requirement of Law.

          (c)  Jurisdiction Non-Exclusive. Nothing contained in this Section
10.7 shall affect the right of the Lender or Lender to serve process in any other manner permitted by applicable Requirements of Law or commence Legal Proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

          (d) Currency Conversion. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Lender could purchase Dollars with such other currency at the spot rate of exchange quoted by the Lender at 11:00 A.M. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

          (e) Waiver of Trial By Jury. Each of the Lender, the Lenders, the Issuers and Borrower hereby irrevocably waives trial by jury in any Legal proceeding brought by another party hereto involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement, any other Loan Document or the transactions contemplated hereby.

          Section 10.8 Notices, Etc. All notices and other communications provided for in this Agreement shall be in writing (including telecopy) and mailed, telecopied or delivered by hand, if to the Borrower, at its address at 4100 Edison Lakes Parkway; Mishawaka, IN 46565-3440 (telecopy number:
(219) 273-7478) (telephone number: (219) 273-7414), Attention: Mr. William E. McDonough, with copy to Ronald J. Werhnyak, Esq. at the same address, and if to the Lender at: 450 Park Avenue, 25/th/ Floor, New York, New York 10022,
Attention: Mr. Hideki Matsumoto. All notices required to be delivered pursuant to this Agreement shall be copied to Citicorp USA Inc., as Senior Agent, 388 Greenwich Street, 19/th/ Floor, New York, New York 10013, Attention: Mr. Keith
R. Karako.

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          Section 10.9   No Waiver; Remedies. No failure on the part of Lender
to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided under any Requirement of Law.

          Section 10.10 Execution in Counterparts; Effectiveness; Assignments by the Borrower. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when it shall have been executed by the Borrower and Lender and when each of the conditions set forth in Section 3.1 (Conditions Precedent to the Effectiveness of this Agreement) shall have been satisfied (or satisfaction of such conditions shall have been duly waived), and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and permitted assigns. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Lender.

          Section 10.11 Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior Contractual Obligations relating to the subject matter hereof (and any such prior Contractual Obligations are hereby terminated and of no further force and effect).

          Section 10.12 Further Assurances. The Borrower and the Lender each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

                          [Signature Page to Follow]

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          In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        NATIONAL STEEL CORPORATION
                                        as Borrower


                                        By:_________________________________
                                           Title:



                                        NUF LLC
                                        as Lender


                                        By:_________________________________
                                           Title:

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